Execution Version

SUPPLEMENTAL INDENTURE NO. 1 dated as of February 12, 2024 (this “Supplemental Indenture”), by and among Kronos International, Inc. a Delaware corporation (the “Issuer”), the  Guarantors listed on the signature pages hereto, Deutsche Bank Trust Company Americas, as  Trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar under the hereafter defined Indenture.

WHEREAS, the Issuer and the Guarantors heretofore executed and delivered to the Trustee an indenture dated as of September 13, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”), providing for the issuance of the Issuer’s €400,000,000 3.750% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that certain terms of the Indenture and Notes may be modified, amended or supplemented with the consent of the Holders at least a majority in principal amount of Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes);

WHEREAS, the Issuer has solicited from the Holders of the Notes consents (“Consents”) to certain amendments to the Indenture set forth in Article One and Exhibit A hereto (the “Amendments”) pursuant to that certain Exchange Offering Memorandum and Consent Solicitation Statement, dated January 23, 2024 (the “Exchange Offering Memorandum and Consent Solicitation Statement”);

WHEREAS, as of the date hereof at least a majority of the Holders of the aggregate principal amount of the Notes currently outstanding have delivered (and not revoked or withdrawn) valid Consents to the Amendments;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized by the Issuer and each of the Guarantors, and the Trustee’s and the Collateral Agent’s entry into this Supplemental Indenture has been authorized pursuant to Section 9.02 of the Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the Issuer and, pursuant to Sections 9.02 and 9.06 of the Indenture, the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE
AMENDMENTS

Effective as of the date hereof, the Indenture is hereby amended as set forth in Exhibit A hereto (the “Amended Indenture”) to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text). The Amended Indenture shall be effective on the date hereof, but the amendments therein and any conforming amendments in the Global Notes reissued on the date hereof shall not become operative until delivery of the Total Consideration (as defined in the Exchange Offering Memorandum and Consent Solicitation Statement), which shall be certified to the Trustee in an Officer’s Certificate expected to be delivered to the Trustee on February 12, 2024.

ARTICLE TWO

REAFFIRMATION

Each of the Issuer and the Guarantors hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such party in the Amended Indenture.

ARTICLE THREE

AUTHORIZATION BY HOLDERS

Each of the Issuer and the Guarantors hereby expressly acknowledges and agrees that by delivery of their Consents, the Holders of the Notes have (i) authorized and directed the Trustee to amend and waive any and all other provisions of the Indenture and the Notes that would prohibit the consummation of any of the transactions contemplated by the Exchange Offering Memorandum and Consent Solicitation Statement, and authorized such amendments and waivers notwithstanding any other provision of the Indenture and (ii) authorized and directed the Trustee to enter into any and all amendments to the Indenture to permit and facilitate the amendments proposed in the Exchange Offering Memorandum and Consent Solicitation Statement, in each case, to the extent such amendment is necessary to give effect to and/or reflect the amendments proposed in the Exchange Offering Memorandum and Consent Solicitation Statement (including with respect to supplementing, modifying and amending the terms of the Notes in such a manner as necessary to make the Notes consistent with the Indenture). Holders, by delivery of their Consents, have also authorized the making of any and all changes to the Indenture and the Notes necessary to give effect to the amendments proposed in the Exchange Offering Memorandum and Consent Solicitation Statement. In addition, Holders, by delivery of their Consents, have permitted and approved any and all conforming changes (as determined in good faith by the), including conforming amendments and/or waivers, to the Notes and any related documents and any documents appended thereto that may be required by, or as a result of, this Supplemental Indenture.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

SECTION 4.01.Terms Defined. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 4.02.Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

SECTION 4.03.     Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE). EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.04.Jurisdiction.  (a)  All judicial proceedings arising out of or relating to this Supplemental Indenture may be brought in any state or federal court of competent jurisdiction in the Borough of Manhattan in the City, County and State of New York, which jurisdiction is exclusive, and the Issuer and the Guarantors hereby consent to the jurisdiction of such courts. Each of the Issuer and the Guarantors unconditionally waives any objection to the laying of venue of any such suit or proceeding in such courts and irrevocably and unconditionally waives and agrees not to plead or claim that any such suit or proceeding in any such court has been brought in an inconvenient forum.

3

(b)           Each party agrees that any service of process or other legal summons in connection with any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Supplemental Indenture may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided in Section 13.01 of the Amended Indenture.  Nothing in this Section 4.04 shall affect the right of the parties to serve process in any other manner permitted by law.

(c)           Each party hereto hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Supplemental Indenture.  Each party hereto agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon any such judgment.

SECTION 4.05.Successors. All agreements of the Issuer and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors.

SECTION 4.06.    Multiple Counterparts. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 4.07.Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Issuer, the Trustee and each Guarantor in accordance with the provisions of Section 9.03(a) of the Indenture.

SECTION 4.08.Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER

KRONOS INTERNATIONAL, INC.

By:/s/ Tim C. Hafer

Name: Tim C. Hafer
Title: Chief Financial Officer

GUARANTORS

KRONOS WORLDWIDE, INC.

By:/s/ Tim C. Hafer

Name: Tim C. Hafer
Title: Chief Financial Officer

KRONOS LOUISIANA, INC.

By:/s/ Tim C. Hafer

Name: Tim C. Hafer
Title: Chief Financial Officer

KRONOS (US), INC.

By:/s/ Tim C. Hafer

Name: Tim C. Hafer
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture No. 1 to the 2017 Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Collateral Agent

By:/s/ Robert Peschler

Name: Robert Peschler
Title: Vice President

By:/s/ Irina Golovashchuk

Name: Irina Golovashchuk
Title: Vice President

[Signature Page to Supplemental Indenture No. 1 to the 2017 Indenture]

EXECUTION VERSIONEXHIBIT A

KRONOS INTERNATIONAL, INC.,
as Issuer,

THE GUARANTORS NAMED HEREIN,
as Guarantors,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Collateral Agent,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent, Transfer Agent and Registrar,

3.750% Senior Secured Notes due 2025

______________________________

INDENTURE

Dated as of September 13, 2017,

as amended by Supplemental Indenture No. 1, dated as of February 12, 2024

______________________________

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.Definitions1

Section 1.02.Other Definitions2425

Section 1.03.Rules of Construction2526

Section 1.04.Acts of Holders2627

Section 1.05. Division 28

Section 1.06. Financial Calculations 28

ARTICLE TWO

THE NOTES

Section 2.01.Amount of Notes2729

Section 2.02.Form and Dating2730

Section 2.03.Execution and Authentication2830

Section 2.04.Paying Agent and Registrar2831

Section 2.05.Paying Agent to Hold Money2931

Section 2.06.Holder Lists2931

Section 2.07.Transfer and Exchange2932

Section 2.08.Replacement Notes2932

Section 2.09.Outstanding Notes3033

Section 2.10.Temporary Notes3033

Section 2.11.Cancellation3033

Section 2.12.Defaulted Interest3033

Section 2.13.Common Code, ISINs, etc.3133

Section 2.14.Calculation of Principal Amount of Notes3134

ARTICLE THREE

REDEMPTION

Section 3.01.Redemption3134

Section 3.02.Applicability of Article3134

Section 3.03.Notices to Trustee3134

Section 3.04.Selection of Notes to Be Redeemed3235

Section 3.05.Notice of Redemption3235

Section 3.06.Effect of Notice of Redemption3336

Section 3.07.Deposit of Redemption Price3336

Section 3.08.Notes Redeemed in Part3336

ARTICLE FOUR

COVENANTS

Section 4.01.Payment of Notes3336

Section 4.02.Reports and Other Information3437

Section 4.03.Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock3538

-i-

Page

Section 4.04.Limitation on Restricted Payments4044

Section 4.05.Dividend and Other Payment Restrictions Affecting Non-Guarantor Restricted Subsidiaries4549

Section 4.06.Asset Sales4751

Section 4.07.Transactions with Affiliates5054

Section 4.08.Change of Control5256

Section 4.09.Compliance Certificate5358

Section 4.10.Further Instruments and Acts5458

Section 4.11.Future Guarantors5458

Section 4.12.Liens5459

Section 4.13.Maintenance of Office or Agency; Maintenance of Listing5560

Section 4.14.Suspension of Certain Covenants5560

Section 4.15.Additional Amounts5661

ARTICLE FIVE

SUCCESSOR COMPANY

Section 5.01.Merger, Consolidation or Sale of All or Substantially All Assets5863

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01.Events of Default6065

Section 6.02.Acceleration6267

Section 6.03.Other Remedies6368

Section 6.04.Waiver of Past Defaults6368

Section 6.05.Control by Majority6368

Section 6.06.Limitation on Suits6369

Section 6.07.Rights of the Holders to Receive Payment6469

Section 6.08.Collection Suit by Trustee6469

Section 6.09.Trustee May File Proofs of Claim6469

Section 6.10.Priorities6469

Section 6.11.Undertaking for Costs6470

Section 6.12.Waiver of Stay or Extension Laws6570

ARTICLE SEVEN

TRUSTEE

Section 7.01.Duties of Trustee6570

Section 7.02.Rights of Trustee6671

Section 7.03.Individual Rights of Trustee6773

Section 7.04.Trustee’s Disclaimer6873

Section 7.05.Notice of Defaults6873

Section 7.06.Compensation and Indemnity6874

Section 7.07.Replacement of Trustee6975

Section 7.08.Successor Trustee by Merger7075

Section 7.09.Tax Payment and Tax Withholding Obligations7075

-ii-

Page

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.Discharge of Liability on Notes; Defeasance7076

Section 8.02.Conditions to Defeasance7177

Section 8.03.Application of Trust Money7278

Section 8.04.Repayment to Issuer7278

Section 8.05.Indemnity for European Government Obligations7378

Section 8.06.Reinstatement7378

ARTICLE NINE

AMENDMENTS AND WAIVERS

Section 9.01.Without Consent of the Holders7379

Section 9.02.With Consent of the Holders7480

Section 9.03.Revocation and Effect of Consents and Waivers7581

Section 9.04.Notation on or Exchange of Notes7581

Section 9.05.Trustee to Sign Amendments7581

Section 9.06.Additional Voting Terms; Calculation of Principal Amount7682

Section 9.07.Payments for Consents7682

ARTICLE TEN

GUARANTEES

Section 10.01.Guarantees7682

Section 10.02.Limitation on Liability7783

Section 10.03.Releases7783

Section 10.04.Successors and Assigns7884

Section 10.05.No Waiver7884

Section 10.06.Modification7884

Section 10.07.Execution of Supplemental Indenture for Future Guarantors7884

Section 10.08.Non-Impairment7885

Section 10.09.Benefits Acknowledged7985

ARTICLE ELEVEN

PAYING AGENT AND REGISTRAR

Section 11.01.Payment7985

Section 11.02.Indemnity8086

Section 11.03.General8087

Section 11.04.Change of Paying Agent or Registrar8288

Section 11.05.Compensation, Fees and Expenses8289

ARTICLE TWELVE

COLLATERAL AND SECURITY

Section 12.01.Security Interest; Additional Collateral8389

Section 12.02.Duties of Collateral Agent and Trustee8490

Section 12.03.Release of Liens on Notes Collateral8490

Section 12.04.Intercreditor Agreements8591

-iii-

Page

Section 12.05.Creation and Perfection of Certain Security Interests After the Issue Date8591

Section 12.06.Further Assurances8591

Section 12.07.Replacement of Collateral Agent8592

Section 12.08.Successor Collateral Agent by Consolidation, Merger, etc.8692

Section 12.09.Reinstatement; Powers Exercisable by Receiver or Trustee8692

Section 12.10.Suits to Protect the Notes Collateral.8693

ARTICLE THIRTEEN

MISCELLANEOUS

Section 13.01.Notices8793

Section 13.02.Certificate and Opinion as to Conditions Precedent8894

Section 13.03.Statements Required in Certificate or Opinion8995

Section 13.04.When Notes Disregarded8995

Section 13.05.Rules by Trustee, Paying Agent and Registrar8995

Section 13.06.Legal Holidays8995

Section 13.07.GOVERNING LAW; WAIVER OF JURY TRIAL8995

Section 13.08.No Recourse Against Others8995

Section 13.09.Successors9096

Section 13.10.Multiple Originals9096

Section 13.11.Table of Contents; Headings9096

Section 13.12.Indenture Controls9096

Section 13.13.Severability9096

Section 13.14.Force Majeure9096

Section 13.15.USA PATRIOT Act9096

Section 13.16.No Adverse Interpretation of Other Agreements9097

Section 13.17.Acknowledgment and Consent to Bail-in of EEAAffected Financial Institutions9097

Section 13.18.Data Protection9198

Appendix A–Provisions Relating to Original Notes and Additional Notes

EXHIBIT INDEX

Exhibit A–Form of Note

Exhibit B–Form of Transferee Letter of Representation

Exhibit C–Form of Supplemental Indenture

-iv-

INDENTURE dated as of September 13, 2017, as amended by Supplemental Indenture No. 1, dated as of February 12, 2024, among Kronos International, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as herein defined), Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) €400,000,000 aggregate principal amount of the Issuer’s 3.750% Senior Secured Notes due 2025 issued on the date hereof (the “Original Notes”) and (b) any Additional Notes (as defined herein) that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Notes”). The Original Notes and any Additional Notes (as defined herein) shall constitute a single series hereunder. Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)Indebtedness of any other Person existing at the time such other Person is consolidated, merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided, that any Indebtedness of such Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such other Person becomes a Subsidiary of the specified Person will not be Acquired Indebtedness.

“Additional New 2029 Notes Offering” means the Issuer’s offer to sell Additional New 2029 Notes to refinance Notes that are not tendered in the Exchange Offer described in the Exchange Offering Memorandum.

“Additional New 2029 Notes” means “Additional Notes” as defined in the New 2029 Notes Indenture.

“Additional Notes” means additional Notes (other than the Original Notes) issued from time to time under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at September 15, 2020 (such redemption price being set forth under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through September 15, 2020 (excluding accrued but unpaid interest and Additional Amounts to the Redemption Date), computed using a discount rate equal to the Bund Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation shall not be a duty or an obligation of the Trustee.

“Asset Sale” means:

(1)the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction), of property or assets of Parent or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.03 and directors’ qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, other than:

(a)any disposition of (i) Cash Equivalents (or other financial assets that were Cash Equivalents when the original Investment was made) or Investment Grade Securities, (ii) surplus, obsolete, used, damaged or worn -out property or equipment in the ordinary course of business (whether now owned or hereafter acquired) or any disposition or consignment of equipment, inventory or goods (or other assets) held for sale, (iii) property no longer used or useful in the conduct of business of Parent and its Restricted Subsidiaries and (iv) property or equipment that is otherwise economically impracticable to maintain;

(b)the disposition of all or substantially all of the assets of the Issuer or Parent in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)the making of any payment or Investment that is permitted to be made, and is made, under Section 4.04 or the making of any Permitted Investment;

(d)any disposition of assets of Parent or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value not to exceed $5.0 million;

(e)any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Parent or by Parent or a Restricted Subsidiary to another Restricted Subsidiary;

(f)any Permitted Asset Swap;

(g)(i) the sale, lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business and (ii) the termination of leases in the ordinary course of business;

(h)any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any other disposition of such Unrestricted Subsidiary or any disposition of assets of such Unrestricted Subsidiary;

(i)any disposition arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of Parent or any of the Restricted Subsidiaries or exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(j)dispositions in connection with the granting of a Lien that is permitted under Section 4.12;

(k)the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted under Section 4.03;

(l)any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(m)dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(n)the sale, discount or forgiveness of accounts receivable or notes receivable in the ordinary course of business or in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable;

(o)the abandonment of intellectual property rights in the ordinary course of business which in the reasonable good faith determination of Parent are uneconomical or not material to the conduct of the business of Parent and the Restricted Subsidiaries taken as a whole;

(p)termination of non-speculative Hedging Obligations;

(q)any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(r)sales, transfers and other dispositions of Investments in joint ventures or any Subsidiary that is not a Wholly Owned Subsidiary to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(s)dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management or consultants of Parent or any Subsidiary;

(t)dispositions and/or terminations of leases, subleases, licenses or sublicenses, which (i) do not materially interfere with the business of Parent and its Restricted Subsidiaries, taken as a whole, or (ii) relate to closed facilities or the discontinuation of any product line; and

(u)the disposition of any assets (including Equity Interests) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of Parent to consummate any acquisition permitted under this Indenture.

“Bank Products” means any services or facilities on account of credit or debit cards, purchase cards, stored value cards or merchant services constituting a line of credit.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Borrowing Base” means, at the time of any determination, an amount equal to the sum, without duplication, of (a) 85% of the aggregate book value of accounts receivable of Parent and its Restricted Subsidiaries, plus (b) 65% of the aggregate book value of all inventory owned by Parent and its Restricted Subsidiaries, in each case, based on the most recent internal month-end financial statements available to Parent, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of “Fixed Charge Coverage Ratio.”

“Bund Rate” means, with respect to a redemption date, the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as compiled and published in the most recent financial statistics that have become publicly available at least two Business Days prior to such redemption date (or, if such financial statistics are no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to September 15, 2020; provided, however, that if the period from the applicable redemption date to such date is not equal to the constant maturity of the direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from the applicable redemption date to such date is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

“Business Day” means each day which is not a Legal Holiday.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC, or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities, the Contran-Funded Subordinated Term Loan Indebtedness, Indebtedness incurred in connection with a Sale and Lease-Back Transaction, Capitalized Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means:

(1)in the case of a corporation, shares in the capital of such corporation;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 4.02.

“Cash Equivalents” means:

(1)U.S. dollars and Canadian dollars;

(2)(a) pounds sterling, euro, or any national currency of any participating member state of the EMU, the United Kingdom, or the Kingdom of Norway; or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)securities issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(4)deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date, in each case with any bank or trust company organized under, or authorized to operate as a bank or trust company under, the laws of the U.S., any state thereof or the District of Columbia and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(5)commercial paper maturing within 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(6)marketable short-term money market and similar securities having a rating of at least A-2 from S&P or at least P-2 from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

(7)readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency) with maturities of 24 months or less from the date of acquisition;

(8)Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P, “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(9)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s, and in each case in a currency permitted under clause (1) or (2) above;

(10)institutional money market funds registered under the Investment Company Act of 1940;

(11)in the case of any Foreign Subsidiaries or Issuer, investments equivalent to those referred to in clauses (3) through (10) above denominated in foreign currencies customarily used by persons for cash management purposes in any jurisdiction outside the United States; and

(12)investment funds (including shares of any money market mutual fund) investing at least 90% of their assets in securities of the types described in clauses (1) through (11) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit: treasury, depositary and/or cash management services, including, without limitation, other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement services, ACH transactions, return items, interstate depository network services, foreign exchange facilities, travel and expense cards, corporate purchasing cards, car leasing programs, deposit and other accounts and merchant services (including, for the avoidance of doubt, all “Cash Management Services” as defined in the North AmericanGlobal Revolving Credit Agreement).

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than the Permitted Holders;

(2)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Capital Stock that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than fifty percent (50%) of the Capital Stock of Parent entitled to vote in the election of members of the board of directors (or equivalent governing body) of Parent;

(3)there shall have occurred under any indenture or other instrument evidencing any Indebtedness that is in excess of $50.0 million or Capital Stock of Parent or any Subsidiary any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Issuer or any Guarantor to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein; or

(4) the Issuer shall cease to be a direct or indirect wholly-owned Subsidiary of Parent.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially Deutsche Bank AG, London Branch, until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter the Common Depositary shall mean or include such Person who is then a Common Depositary hereunder.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of the following determined on a Consolidated basis, without duplication, for Parent and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capitalized Lease Obligations and all net payment obligations pursuant to Hedging Obligations associated with Indebtedness) for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of Parent and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided that in calculating Consolidated Net Income of Parent and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which Parent or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to Parent or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of

Parent or any of its Subsidiaries or is merged into or consolidated with Parent or any of its Subsidiaries or that Person’s assets are acquired by Parent or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Parent or any of its Subsidiaries of such net income is restricted by contract, operation of law or otherwise; provided, however, that if such Subsidiary is able despite such restriction to distribute income or transfer cash to the referent Person by way of an intercompany loan or otherwise, then such income or cash, to the extent of such ability, shall not be excluded pursuant to this clause (c), and (d) non-cash gains or losses attributable solely to fluctuations in currency values and related income tax effects, in either case related to intercompany notes and accounts payable existing prior to or as of the Issue Date and payable to Parent or any of its Subsidiaries.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries that is secured by Liens as of such date of determination to (2) EBITDA of such Person and its Restricted Subsidiaries, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or like caption) on a consolidated balance sheet of Parent and its Restricted Subsidiaries at such date.

“Consolidated Total Indebtedness” means, as to any Person as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments and (2) the aggregate amount of all outstanding Disqualified Stock of such Person and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less unrestricted cash and Cash Equivalents included on the consolidated balance sheet of such Person and any Restricted Subsidiaries as of such date. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of such date of determination to (2) EBITDA of such Person and its Restricted Subsidiaries, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)to advance or supply funds:

(a)for the purchase or payment of any such primary obligation; or

(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contran-Funded Subordinated Term Loan Indebtedness” means unsecured subordinated Indebtedness of Parent incurred on or prior to the New 2029 Notes Final Settlement Date in an amount of €50 million (or its U.S. dollar equivalent at the time of incurrence) provided by Contran Corporation, evidenced by a Subordinated Term Promissory Note, dated as of February 12, 2024, having terms consistent in all material respects with the description thereof in the Exchange Offering Memorandum, which Indebtedness of Parent shall be guaranteed by the Issuer and the Guarantors (other than Parent), and with respect to which 100% of the proceeds shall be utilized by Parent to make a loan to the Issuer.

“Credit Facilities” means, with respect to Parent or any Restricted Subsidiary, one or more debt facilities, including the North American Revolving Credit Facility and the European Loan FacilityGlobal Revolver, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, restructurings, renewals, restatements, amendments, replacements and restatements, or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Customary Intercreditor Agreement” means an intercreditor agreement in customary form prepared by the Issuer with the approval of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), other than Notes beneficially owned by the Issuer or its Affiliates, provided that each Holder shall be deemed to have approved any such intercreditor agreement unless such Holder shall have objected thereto by written notice to the Trustee and the Issuer delivered within five (5) Business Days after receipt of the proposed form of such intercreditor agreement.

“DBTCA” means Deutsche Bank Trust Company Americas.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the Holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any current or former employee or to any plan for the benefit of employees, directors, officers, members of management or consultants of Parent or its Subsidiaries or by any such plan to such employees, directors, officers, members or management or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of any jurisdiction of the United States of America.

“Early Participation Expiration Date” has the meaning ascribed to such term in the Exchange Offering Memorandum.

“EBITDA” means, with respect to any Person for any period, the sum of the following determined on a Consolidated basis, without duplication, for Parent and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes paid or accrued during such period, (ii) Fixed Charges for such period, and (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses during such period (excluding extraordinary losses from discontinued operations) and (v) transaction fees, costs and expenses (including legal, tax and structuring fees, costs and expenses) incurred in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Indenture, including any Equity Offering, Permitted Investment, Restricted Payments, acquisitions, dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financings costs, premiums and prepayment penalties) or similar transactions), including (x) such fees, expenses or charges related to the offering of the Notes and (y) commissions, discounts, yield and other fees and charges less (c) any extraordinary gains during such period.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of Parent, Issuer, or the Restricted Subsidiaries (excluding Disqualified Stock), other than:

(1)public offerings with respect to Parent’s common stock registered on Form S-8; and

(2)issuances to any Subsidiary of Parent.

“euro” means the single currency of participating member states of the EMU.

“European Credit Agreement” Revolving Credit Agreement entered into on June 25, 2002 (as amended by a first amendment agreement dated September 3, 2004, by a second amendment agreement dated June 14, 2005, by a third amendment agreement dated May 26, 2008, by a fourth amendment agreement dated September 15, 2009, by a fifth amendment agreement dated October 28, 2010, and by a sixth amendment agreement dated September 27, 2012) by and among Kronos Titan GmbH, Kronos Europe S.A./N.V., Kronos Titan AS, Kronos Norge AS, Titania AS, and Kronos Denmark APS, each as borrowers and guarantors, the lenders party thereto in their capacities as lenders thereunder, and Deutsche Bank Luxembourg S.A., as agent thereunder, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any credit, commercial paper or other facilities with banks or other institutional lenders or investors that replace, refund or refinance all or any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

“European Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of a member state of the European Union (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such government is pledged.

“European Loan Facility” means the credit facility incurred pursuant to the European Credit Agreement, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, restructurings, renewals, restatements, amendments, replacements and restatements, or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” means the Issuer’s offer to exchange New 2029 Notes for Notes described in the Exchange Offering Memorandum.

“Exchange Offering Memorandum” means the Exchange Offering Memorandum and Consent Solicitation, dated January 23, 2024, relating to the offer to exchange up to €325.0 million principal amount of outstanding Notes for New 2029 Notes and certain cash consideration.

“Exchange Supplemental Indenture” means, to the extent any holders of Notes tender pursuant to the Exchange Offer following the Early Participation Expiration Date, a supplemental indenture to be dated the New 2029 Notes Final Settlement Date with respect to the issuance of Additional New 2029 Notes under the New 2029 Notes Indenture.

“Excluded Subsidiary” means (a) any Foreign Subsidiary of Parent or of any direct or indirect Domestic Subsidiary or Foreign Subsidiary, (b) any Domestic Subsidiary (i) substantially all of the assets of which constitute the Capital Stock in one or more Foreign Subsidiaries or (ii) substantially all of the assets of which constitute the Capital Stock of any entity described in clause (i) (such Domestic Subsidiary, a “CFC Holding Company”) and (c) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or a CFC Holding Company.

“Existing Indebtedness” means Indebtedness of Parent and its Restricted Subsidiaries (other than the North American Revolving Credit Facility, the EuropeanGlobal Revolver, the New 2029 Notes, the Contran-Funded Subordinated Term Loan FacilityIndebtedness and the Notes) in existence on the New 2029 Notes Issue Date plus interest accruing thereon, until such amounts are repaid.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (1) EBITDA of such Person and its Restricted Subsidiaries for such period to (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repurchases, redeems, retires or extinguishes any Indebtedness (other than Indebtedness under any revolving credit facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during such applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock, in each case, subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repurchase, redemption, retirement or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period for which internal financial statements are available (and for the purposes of the numerator of the Consolidated Secured Debt Ratio and the Consolidated Total Leverage Ratio, as if the same had occurred on the last day of the most recently ended four-quarter period for which internal financial statements are available); provided, however, that at the election of the Issuer, the pro forma calculation will not give effect to any Indebtedness incurred or Disqualified Stock or Preferred Stock issued concurrently on such determination date pursuant to Section 4.03(b) (other than clause (xiv) thereof).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes that Parent or any of its Restricted Subsidiaries has determined to make/or has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers, consolidations, discontinued operations and operational changes (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Parent or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent (and may include (to the extent not already included in EBITDA) “run rate” cost savings (including sourcing), operating expense reductions and other operating improvements or synergies resulting from such Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change, which is being given pro forma effect that are projected by Parent in good faith to result from actions either taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Parent) within 18 months after the end of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such indebtedness during the applicable period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)Consolidated Interest Expense of such Person for such period;

(2)all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of a jurisdiction outside of the United States.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except for any reports required to be delivered under Section 4.02, which shall be prepared in accordance with GAAP in effect on the date thereof. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP, and upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS pursuant to the previous sentence. Notwithstanding any other provision contained herein, (i) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of “Capitalized Lease Obligations” and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Parent or any of Parent’s Subsidiaries at “fair value”, as defined therein.

“Global Revolver” means the asset-based revolving credit facility incurred pursuant to the Global Revolving Credit Agreement, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, restructurings, renewals, restatements, amendments, replacements and restatements, or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Global Revolving Credit Agreement” means that certain asset-based revolving Credit Agreement, dated as of April 20, 2021, and entered into by and among Parent, the subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Wells Fargo Bank, National Association, as administrative agent thereunder, as amended, restated, supplemented or otherwise modified from time to time.  The Issuer is not a borrower under the Global Revolving Credit Agreement.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank), in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture, the Notes and the NotesSecurity Documents pursuant to Article Ten.

“Guarantor” means each Person that Guarantees the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies (including, for the avoidance of doubt, under all “Hedge Obligations” as defined in the North AmericanGlobal Revolving Credit Agreement).

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002, as in effect from time to time, to the extent relevant to the applicable financial statements.

“Indebtedness” means, with respect to any Person, without duplication:

(1)any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)in respect of borrowed money;

(b)evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation, in each case accrued in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable and (iii) any such obligations under ERISA or liabilities associated with customer prepayments; or

(d)representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person secured by such asset;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and (2) deferred or prepaid revenues.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchaser” means Deutsche Bank AG, London Branch.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable bankruptcy or insolvency law with respect to the Issuer or any Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Issuer or any Guarantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Issuer or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer or any Guarantor.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or, in any such case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof or by any participating member state of the EMU, the United Kingdom, or the Kingdom of Norway (other than Cash Equivalents);

(2)securities or instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Parent and its Subsidiaries;

(3)investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors, distributors, consultants and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes thereto) of Parent in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value or any write-downs or write-offs, but giving effect to any repayments thereof in the form of loans and any return on capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of such Investment). For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04,

“Investments” shall include the portion (proportionate to Parent’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(1)Parent’s “Investment” in such Subsidiary at the time of such redesignation; less

(2)the portion (proportionate to Parent’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(3)any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Parent.

“Issue Date” means September 13, 2017.

“Legal Holiday” means a Saturday, a Sunday or any other day on which commercial banking institutions are not required by law, regulation or executive order to be open in the State of New York, London, England, or in the jurisdiction of the place of payment. If a payment date at a place of payment is on a Legal Holiday, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, deed of trust, hypothecation, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the assets disposed of required (other than required by Section 4.06(b)(i)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Parent or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Parent or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New 2029 Notes” means the Issuer’s 9.50% Senior Secured Notes due 2029 issued under the New 2029 Notes Indenture.

“New 2029 Notes Final Settlement Date” means the date on which Additional New 2029 Notes are issued pursuant to the Exchange Supplemental Indenture or in the event that no Additional New 2029 Notes are issued pursuant to the Exchange Supplemental Indenture, the date on which the Exchange Offer expires.

“New 2029 Notes Indenture” means that certain indenture, dated as of February 12, 2024, by and among Issuer, Parent the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent, with respect to the issuance of New 2029 Notes.

“New 2029 Notes Issue Date” means February 12, 2024.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary (other than the Issuer) that is not a Subsidiary Guarantor.

“North American Revolving Credit Agreement” means that certain asset-based revolving Credit Agreement, dated as of June 18, 2012, and entered into by and among Parent, the subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Wells Fargo Capital Finance, LLC, as administrative agent thereunder, as amended, restated, supplemented or otherwise modified from time to time.

“North American Revolving Credit Facility” means the asset-based revolving credit facility incurred pursuant to the North American Revolving Credit Agreement, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, restructurings, renewals, restatements, amendments, replacements and restatements, or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Notes Collateral” means all the assets and properties subject (or purported to be subject) to the Liens in favor of the Collateral Agent.

“Obligations” means any principal, interest (including any interest, fees, expenses and other amounts accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses and other amounts are an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnification, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum relating to the offering of the Original Notes dated September 6, 2017.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Issuer or Parent, as applicable.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or Parent, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Parent, as applicable, or such other person appointed by one of the foregoing, in each case, who meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Parent.

“Parent” means Kronos Worldwide, Inc.

“Permitted Additional Notes Priority Debt” means obligations under Additional Notes or any other credit agreement, loan agreement or other agreement with banks or other institutional or commercial lenders providing for loans or other extensions of credit or any indenture or other debt instrument or agreement providing for bonds, notes, other loans or other extensions of credit (including, without limitation, with respect to any permitted first priority refinancing debt and any incremental equivalent debt, but excluding the Notes issued on the Issue Date) that (a) is secured by the Notes Collateral on a pari passu basis with the Notes pursuant to clauses (30) and/or (34) of the definition of “Permitted Liens,” (b) is designated as Permitted Additional Notes Priority Debt by the Issuer in an Officer’s Certificate delivered to the Trustee and which also contains a certification that the incurrence of the Indebtedness under such credit agreement, loan agreement, note agreement, indenture or other agreement is permitted to be incurred and so secured by the Notes Collateral by this Indenture and (c) the trustee or agent under such Permitted Additional Notes Priority Debt (other than Additional Notes) executes a joinder agreement to the Pledge Agreement in the form attached thereto.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between Parent or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalents received must be applied in accordance with Section 4.06; provided further that any Permitted Asset Swap involving assets owned by any entity whose Capital Stock constitutes Notes Collateral shall result in the assets acquired in such Permitted Asset Swap being owned by an entity whose Capital Stock constitutes Notes Collateral.

“Permitted Holders” means (1) Lisa K. Simmons or Serena Simmons Connelly, or members of the family of Lisa K. Simmons or Serena Simmons Connelly, including their spouses and/or their descendants, whether natural or adopted (collectively, “Simmons Family Members”), (2) any trust established primarily for the benefit of the

Simmons Family Members (“Simmons Trust”), (3) trustees, acting in such capacity, or beneficiaries of a Simmons Trust to the extent of the beneficial interest therein and for so long as such Simmons Trust exists, (4) any employee plan or pension fund of Parent or any of its Subsidiaries, (5) any Person holding Capital Stock for or pursuant to the terms of any such plan or fund and (6) any Person controlled by, or any group made up of, any one or more of the Persons specified in (1) through (5) above.

“Permitted Investments” means, without duplication:

(1)any Investment in Parent or any of its Restricted Subsidiaries;

(2)any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)any Investment by Parent or any of its Restricted Subsidiaries in a Person (including in the Equity Interests of such Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.06(a) or any other disposition of assets not constituting an Asset Sale;

(5)any Investment existing on, or made pursuant to binding commitments existing on, the New 2029 Notes Issue Date and any extension, modification, replacement, renewal or reinvestments of any such Investments existing or committed on the New 2029 Notes Issue Date (other than reimbursements of Investments in Parent or any Subsidiary); provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or commitment as in existence on the New 2029 Notes Issue Date or (y) as otherwise permitted under this Indenture;

(6)any Investment acquired by Parent or any of its Restricted Subsidiaries:

(a)in exchange for any other Investment or accounts receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable;

(b)as a result of a foreclosure by Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(c)as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates; or

(d)in settlement of debts created in the ordinary course of business;

(7)Hedging Obligations permitted under Section 4.03(b)(x);

(8)Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of Parent; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(3iii);

(9)guarantees (including Guarantees) of Indebtedness permitted under Section 4.03, performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of Parent or any of its Restricted Subsidiaries in compliance with Section 4.12, including, without limitation, any guarantee or other obligation issued or incurred under the North American Revolving Credit Facility or the European Loan FacilityGlobal Revolver in connection with any letter of credit issued for the account of Parent or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(10)any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii) and (v) thereof);

(11)Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment, or intellectual property, or the licensing or contribution of intellectual property pursuant to any distribution, service, joint marketing, co-branding, co-distribution or other similar arrangement, however denominated;

(12)Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 7.5% of Consolidated Total Assets (with the fair market value of each investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13)loans and advances to, or guarantees of Indebtedness of, officers, directors, employees, managers, consultants or independent contractors and members of management of Parent (or their respective immediate family members), any of its Subsidiaries or any direct or indirect parent of Parent not to exceed $5.0 million at any time outstanding (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) (calculated without regard to write-downs or write-offs thereof);

(14)Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course;

(16)Investments in any Subsidiary or any joint venture as required by, or made pursuant to, intercompany cash management arrangements, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements or related activities arising in the ordinary course of business;

(17)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(18)the Notes and the related Guarantees;

(19)guarantees of leases (other than capital leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(20)Investments constituting advances, deposits, prepayments and other credits to, and guarantees for the benefit of, existing or potential suppliers, customers, distributors, licensors, licensees,

lessee and lessors, in each case, in the ordinary course of business, to maintain the ordinary course of business or where there is a reasonable expectation for a material commercial benefit, as the case may be;

(21)extensions of trade credit and the conversion of overdue trade receivables into notes receivables in each case in the ordinary course of business; and

(22)Investments in notes receivables payable to Parent or any Restricted Subsidiary by the purchasers of assets purchased pursuant to dispositions permitted in accordance with Section 4.06; and

(23) the loan by Parent to the Issuer of 100% of the proceeds of the Contran-Funded Subordinated Term Loan Indebtedness and the guarantees of the Contran-Funded Subordinated Term Loan Indebtedness by the Issuer and the Guarantors (other than Parent).

For purposes of determining compliance with this definition, (A) an Investment need not be incurred solely by reference to one category of Permitted Investments described in this definition but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of Permitted Investments, Parent will, in its sole discretion, classify or reclassify such Investment (or any portion thereof) in any manner that complies with this definition and Section 4.04.

“Permitted Liens” means, without duplication, and with respect to any Person:

(1)(a) (i) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation or regulations, health, disability or other employee benefits or property and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty, liability or other insurance to Parent and its Subsidiaries; or (b) Liens, pledges and deposits in connection with bids, tenders, contracts (other than for Indebtedness for borrowed money) or leases, statutory obligations, surety, stay, customs, bid and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, performance and completion guarantees and other obligations of a like nature (including letters of credit in lieu of any such items or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items described in this clause (1);

(2)Liens imposed by law, such as landlord’s, banks’, carriers’, warehousemen’s, workmen’s, materialmen’s, repairmen’s, construction and mechanics’ Liens, (i) for sums not yet overdue for a period of more than 30 days, (ii) being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(3)Liens for taxes, assessments or other governmental charges (i) not yet overdue for a period of more than 30 days, (ii) which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, (iii) for property taxes on property that Parent or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iv) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(4)Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practices prior to the New 2029 Notes Issue Date;

(5)minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (iv) or (xiv)(y) of Section 4.03(b); provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock to be Incurred pursuant to Section 4.03(b)(iv) are limited to the assets financed with such Indebtedness, Disqualified Stock or Preferred Stock and any replacements thereof, additions and accessions thereto and the proceeds and products thereof and after-acquired and other related property; provided further that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty and (b) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.03(b) (xiv)(y) are solely on property or the assets or Capital Stock of the acquired, merged, amalgamated or consolidated entity, as the case may be, and improvements thereon and the proceeds and the products thereof and after-acquired property;

(7)(i) Liens existing on the New 2029 Notes Issue Date (other than any Lien securing the Indebtedness outstanding on the Issue Date under the North American Revolving Credit Facility or the European Loan FacilityGlobal Revolver) and (ii) Liens securing the Notes and the related Guarantees (not including any Additional Notes);

(8)Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary (provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary) and any replacement, extension or renewal of any such Lien (to the extent the indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(9)Liens existing on property at the time Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into Parent or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that such Liens may not extend to any other property owned by Parent or any of its Restricted Subsidiaries;

(10)Liens securing Indebtedness or other obligations of Parent or a Restricted Subsidiary owing to Parent or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.03;

(11)Liens securing Hedging Obligations and in respect of Cash Management Services so long as the related Indebtedness is permitted to be incurred under this Indenture;

(12)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit or bankers’ acceptances, a bank guarantee or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)leases, subleases, licenses or sublicenses, grants or permits (including with respect to intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(14)Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases or accounts in connection with any transaction otherwise permitted under this Indenture;

(15)Liens in favor of the Issuer or any Guarantor;

(16)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to the same property that was permitted to secure the original Lien (other than the proceeds and products thereof, accessions thereto, improvements on such property and after-acquired property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any accrued interest and fees (including original issue discount, upfront fees or similar fees) and expenses, including premiums (including tender premiums), related to such refinancing, refunding, extension, renewal or replacement;

(17)deposits made or other security provided to secure liabilities to insurance brokers, insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(18)Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(a)(vi) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(19)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20)Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(21)Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under Section 4.03; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalents;

(22)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(23)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent and its Restricted Subsidiaries or

(iii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(24)Liens solely on any cash earnest money deposits made by Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(25)the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Parent or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(26)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent or any Restricted Subsidiary in the ordinary course of business;

(27)(i) customary transfer restrictions and purchase options in joint venture and similar agreements, (ii) Liens on Equity Interests in joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (iii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly Owned Subsidiaries entered into in the ordinary course of business;

(28)(i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, (ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business and (iii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(29)Liens on the assets of Non-Guarantor Subsidiaries (i) securing Indebtedness permitted to be incurred by Non-Guarantor Subsidiaries under this Indenture or (ii) to the extent arising mandatorily under applicable law;

(30)other Liens securing obligations (including any Permitted Additional Notes Priority Debt) not to exceed the greater of (x) $100.0 million and (y) 7.5% of Consolidated Total Assets, at any one time outstanding;

(31)Liens securing reimbursement obligations in respect of documentary letters of credit or bankers’ acceptances in the ordinary course of business,; provided that such Liens attach only to the documents and goods covered thereby and proceeds thereof;

(32)Liens securing the New 2029 Notes and the related Guaranteesguarantees (not including any Additional New 2029 Notes other than (i) any Additional New 2029 Notes issued on the New 2029 Notes Final Settlement Date pursuant to the Exchange Offer and (ii) any Additional New 2029 Notes issued on or prior to the New 2029 Notes Final Settlement Date pursuant to the Additional New 2029 Notes Offering);

(33)Liens on assets of the Parent and its Restricted Subsidiaries securing obligations permitted to be incurred under any Credit Facility, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to Section 4.03(b)(i); provided that (x) no assets of the Issuer or any Guarantor shall be the subject of a Lien pursuant to this clause (33) securing Indebtedness incurred by a Non-Guarantor Subsidiary and (y) any Lien incurred pursuant to this clause (33) on assets constituting Notes Collateral shall rank junior in priority to the Lien securing the Obligations under the Notes and be subject to a customary intercreditor agreementCustomary Intercreditor Agreement setting forth such junior priority;

(34)Liens securing Indebtedness (including Permitted Additional Notes Priority Debt) permitted by the terms of the indenture to be incurred pursuant to Section 4.03; provided that, with respect to Liens securing Indebtedness under this clause (34), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio of Parent and its Restricted Subsidiaries would have been no greater than 2.00 to 1.00; provided further that if such Liens are secured by Notes Collateral, such Liens on the Notes Collateral must be secured on a pari passu or junior basis to the Notes and, if such Liens are secured by Notes Collateral on a pari passu basis with the Notes, the representative in respect of such obligations must enter into a joinder to the Security Documents, and if such Liens are secured by Notes Collateral on a junior basis to the Notes, the representative in respect of such obligations must enter into a Customary Intercreditor Agreement setting forth such junior priority;

(35)Liens on Cash Equivalents used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted under this Indenture; and

(36)Liens securing Guarantees of any Indebtedness or other obligations otherwise permitted to be secured by a Lien under this Indenture.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, Parent shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clauses (30), (32), (33) or (34) above (giving effect to the incurrence of such portion of such Indebtedness), Parent, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clauses (30), (32), (33) or (34) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge Agreement” means the Pledge Agreement, dated September 13, 2017, entered into by the Issuer and the Guarantors in favor of the Collateral Agent in connection with the Notes, as amended, restated, supplemented or otherwise modified from time to time.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding-up.

“Rating Agencies” means Moody’s and S&P, or if Moody’s and S&P or any of the foregoing shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s and S&P or any of the foregoing, as the case may be.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Parent (including any Foreign Subsidiary and, for the avoidance of doubt, the Issuer) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.,S&P Global Ratings and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by Parent or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Parent or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Pledge Agreement, each security agreement, pledge agreement or other grants or transfers for security or agreements related thereto executed and delivered by the Issuer or any Guarantor creating or perfecting (or purporting to create or perfect) or perfecting a Lien upon Notes Collateral in favor of the Collateral Agent on behalf of the Trustee, the Holders of the Notes, the holders of any New 2029 Notes and the holders of any Permitted Additional Notes Priority Debt to secure the Obligations under the Notes, this Indenture, the Security Documents and the obligations under any New 2029 Notes and any Permitted Additional Notes Priority Debt, in each case, as amended, modified, restated, supplemented or replaced from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article One1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by Parent and its Restricted Subsidiaries on the New 2029 Notes Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related or complementary, incidental or ancillary thereto.

“Subordinated Indebtedness” means, with respect to the Notes, (1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Guarantors” means the Subsidiaries of the Parent that provide Guarantees.

“Trust Officer” means when used with respect to the Trustee and the Collateral Agent, as the case may be, any officer assigned to the corporate trust division (or any successor division or unit) of the Trustee located at the corporate trust office of the Trustee as set forth in Section 13.01, who shall have direct responsibility for the administration of this Indenture, and for purposes of Section 7.01(c)(2) shall also include any other officer of the

Trustee to whom any corporate trust matter relating to this Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the Preamble of this Indenture until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“Unrestricted Subsidiary” means:

(1)any Subsidiary of Parent which at the time of determination is an Unrestricted Subsidiary (as designated by Parent, as provided below); and

(2)any Subsidiary of an Unrestricted Subsidiary.

Parent may designate any Subsidiary of Parent (including any existing Restricted Subsidiary or other Subsidiary and any newly acquired or newly formed Subsidiary but excluding the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Parent or any Subsidiary of Parent (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by Parent;

(2)such designation complies with Section 4.04; and

(3)each of:

(a)the Subsidiary to be so designated; and

(b)its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any Restricted Subsidiary.

Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing and either:

(1)Parent could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2)the Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries would be equal to or greater than such ratio for Parent and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by Parent shall be notified by Parent to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of Parent or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.Other Definitions.
Term	Defined in Section
“Acceptable Commitment”	4.06(b)
“Additional Amounts”	4.15
“Advance Offer”	4.06
“Advance Portion”	4.06
“Affiliate Transaction”	4.07
“After-Acquired Property”	12.01(d)
“Appendix”	2.01
“Asset Sale Offer”	4.06(b)
“Authenticating Agent”	2.03
“Authentication Order”	2.03
“Change in Tax Law”	Appendix A
“Change of Control Offer”	4.08(a)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(b)(iii)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(c)
“Covenant Suspension Event”	4.14(a)
“Definitive Note”	Appendix A
“euro zone”	Appendix A
“Euroclear”	Appendix A
“Event of Default”	6.01(a)

Term	Defined in Section
“Excess Proceeds”	4.06(b)
“Foreign Disposition”	4.06(b)
“Global Notes”	Appendix A
“Global Notes Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	Appendix A
“incur”	4.03(a)
“legal defeasance option”	8.01(c)
“Limited Condition Transaction”	1.06
“Original Notes”	Preamble
“Paying Agent”	1.01
“Payor”	4.15
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Recovery”	12.09
“Refinancing Indebtedness”	4.03(b)(xiii)
“Register”	2.04(b)
“Registrar”	2.04(b)
“Regulation S”	Appendix A
“Regulation S Global Notes”	Appendix A
“Regulation S Notes”	Appendix A
“Relevant Taxing Jurisdiction”	4.15
“Restricted Period”	Appendix A
“Restricted Notes Legend”	Appendix A
“Reversion Date”	4.14(a)
“Rule 144A”	Appendix A

Term	Defined in Section
“Rule 144A Global Notes”	Appendix A
“Rule 144A Notes”	Appendix A
“Rule 501”	Appendix A
“Successor Person”	5.01(b)(i)(A)
“Successor Company”	5.01(a)(i)
“Suspended Covenants”	4.14(a)
“Suspension Period”	4.14(a)
“Tax Redemption Date”	Appendix A
“Transfer Restricted Definitive Notes”	Appendix A
“Transfer Restricted Global Notes”	Appendix A
“Unrestricted Definitive Note”	Appendix A
“Unrestricted Global Note”	Appendix

Section 1.03.Rules of Construction. Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)“or” is not exclusive;

(d)“including” means including without limitation;

(e)words in the singular include the plural and words in the plural include the singular;

(f)unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness, and senior Indebtedness shall not be deemed to be subordinate or junior to any other senior Indebtedness merely by virtue of its junior priority with respect to the same collateral;

(g)“$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(h)“€” and “euro” each refer to the single currency of participating member states of the EMU;

(i)“consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment;

(j)“will” shall be interpreted to express a command;

(k)provisions apply to successive events and transactions;

(l)unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(m)the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(n)references to sections of, or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(o)unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

Section 1.04.Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(e)The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders, but the Issuer shall have no obligation to do so.

(f)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.04(f) shall have the same effect as if given or taken by separate Holders of each such different part.
(g)Without limiting the generality of the foregoing, a Holder, including the Common Depositary, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Common Depositary may provide its proxy to the beneficial owners of interests in any such Global Note through such Common Depositary’s standing instructions and customary practices.
(h)The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by the Common Depositary entitled under the procedures of such Common Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.
Section 1.05.Division

. Any reference herein to a merger, consolidation, amalgamation, distribution, assignment, sale, transfer, disposition or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets of or to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, distribution, assignment, sale, transfer, disposition or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person under this Indenture (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.06.Financial Calculations

. When calculating the availability under any basket or ratio under this Indenture, in each case in connection with any acquisition, repayment of debt or Investment, including by way of merger, amalgamation or consolidation or similar transaction, by Parent or one or more of its Restricted Subsidiaries, with respect to which Parent or any such Restricted Subsidiaries have entered into an agreement or is otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, third party financing (each, a “Limited Condition Transaction”), the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer, be the date the definitive agreement(s) for such Limited Condition Transaction is entered into. Any such ratio or basket shall be calculated on a pro forma basis, including with such adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio,” after giving effect to such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Transaction; provided that if the Issuer elects to make such determination as of the date of such definitive agreement(s), then (x) if any of such ratios are no longer complied with or baskets are exceeded as a result of fluctuations in such ratio or basket subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Transaction, such ratios or baskets will not be deemed to have been no longer complied with or exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted under this Indenture and (y) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement(s), any such transactions (including any incurrence of Indebtedness,

Disqualified Stock or Preferred Stock and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreement(s) is entered into and shall be deemed outstanding thereafter for purposes of calculating any ratios or baskets under the Indenture after the date of such definitive agreement(s) and before the consummation of such Limited Condition Transaction, unless such definitive agreement(s) is terminated or such Limited Condition Transaction or incurrence of Indebtedness, Disqualified Stock or Preferred Stock or such other transaction to which pro forma effect is being given does not occur.

In addition, notwithstanding anything in this Indenture to the contrary, unless the Issuer elects otherwise, if the Parent or its Restricted Subsidiaries in connection with the consummation of any transaction or series of related transactions, (A) incurs Indebtedness or Liens, makes asset sales or other dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket and (B) incurs Indebtedness or Liens, makes asset sales or other dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a non-ratio-based basket (which shall occur on the same business day as the events in clause (A) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such transaction or series of related transactions. For the avoidance of doubt, all Indebtedness substantially contemporaneously incurred will be included for purposes of determining compliance with incurrence-based ratio tests outside Sections 4.03 and 4.12.

ARTICLE 2

THE NOTES
Section 2.01.Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is €400,000,000.

The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 3.08, 4.08(c) or Appendix A (the “Appendix”)), there shall be (a) established in or pursuant to a resolution of the board of directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(i)the aggregate principal amount of such Additional Notes to be authenticated and delivered under this Indenture;
(ii)the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and
(iii)if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto, and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the Common Depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the board of directors of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

The Notes, including any Additional Notes, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.02.Form and Dating. Provisions relating to the Notes are set forth in the Appendix, which is hereby incorporated into and expressly made a part of this Indenture. The (i) Original Notes and the certificate of authentication and (ii) any Additional Notes and the certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which any Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.03.Execution and Authentication. The Trustee or the Authenticating Agent, as applicable, shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (an “Authentication Order”) (a) Original Notes for original issue on the date hereof in an aggregate principal amount of €400,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least €100,000 and integral multiples of €1,000 in excess thereof.

One Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or the Authenticating Agent authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be entitled to any benefit under this Indenture or be valid until an authorized signatory of the Trustee or the Authenticating Agent manually or electronically signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or the Issuer may appoint one or more authenticating agents (each an “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Issuer hereby initially appoints DBTCA as Authenticating Agent, and DBTCA hereby accepts such appointment.

Section 2.04.Paying Agent and Registrar.
(a)The Issuer shall maintain one or more paying agents (each, a “Paying Agent”) for the Notes and may appoint additional Paying Agents. The term “Paying Agent” includes any additional paying agent. The Issuer initially appoints DBTCA, as Paying Agent. In addition, the Issuer undertakes that it will ensure that it maintains a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Council of the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the Economic and Financial Affairs Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive.
(b)The Issuer shall also maintain one or more registrars (each, a “Registrar”). The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Issuer may have one or more co-registrars. The term “Registrar” includes any co-registrars. The Issuer initially appoints DBTCA as Registrar.
(c)The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee or its designee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Parent or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.
(d)The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee and without prior notice to any Holder; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee (or its designee) shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Parent and the Trustee.
(e)The Issuer initially appoints Deutsche Bank AG, London Branch to act as Common Depositary with respect to the Global Notes.
Section 2.05.Paying Agent to Hold Money. By 10:00 a.m. London time one Business Day prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with a Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. If Parent or a Restricted Subsidiary of Parent acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee (or the Trustee’s designee) and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee (or its designee) shall serve as Paying Agent for the Notes.
Section 2.06.Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar or if the Paying Agent is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee and the Paying Agent, as applicable, in writing at least five Business Days before each interest payment record date and at such other times as the Trustee or the Paying Agent, as applicable, may request in writing, a list in such form and as of such date as the Trustee or the Paying Agent, as applicable, may reasonably require of the names and addresses of Holders.
Section 2.07.Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor of this Indenture are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the

Issuer shall execute and the Trustee or Authenticating Agent shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes (i) selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed), (ii) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or (iii) between a regular record date and the next succeeding interest payment date.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar shall deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall not be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

Section 2.08.Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee or Authenticating Agent shall authenticate a replacement Note if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) provides satisfactory evidence of such loss, destruction or wrongful taking to the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09.Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee or the Authenticating Agent except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section as not outstanding. Subject to Section 13.04, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If a Paying Agent segregates, in accordance with this Indenture, on a redemption date or maturity date or any date of purchase pursuant to an offer to purchase money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed, maturing or purchased, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10.Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee or Authenticating Agent shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee or Authenticating Agent shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.
Section 2.11.Cancellation. The Issuer at any time may deliver Notes to the Trustee or the Registrar for cancellation. The Registrar and each Paying Agent may forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else shall, at the written request of the Issuer, cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act and the Trustee), except that so long as the Notes are denominated in euro currency, the Registrar may cancel Notes whenever the Trustee may do so. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee or the Registrar for cancellation. The Trustee or Authenticating Agent shall not authenticate Notes in place of cancelled Notes other than pursuant to the terms of this Indenture.
Section 2.12.Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment and shall promptly send or cause to be sent to each affected Holder, the Paying Agent and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
Section 2.13.Common Code, ISINs, etc. The Issuer in issuing the Notes may use ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee, the Registrar or the Paying Agent shall use ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee, the Registrar and the Paying Agent in writing of any change in the ISINs and “Common Code” numbers.
Section 2.14.Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section

13.04 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

REDEMPTION
Section 3.01.Redemption. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but excluding, the redemption date, and, in the case of a redemption pursuant to the “Redemption for Tax Reasons” provisions of Paragraph 5 of the Notes all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date.
Section 3.02.Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.
Section 3.03.Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions or “Redemption for Tax Reasons” provisions of Paragraph 5 of the Notes, it shall notify the Trustee and Paying Agent in writing of (i) the paragraph or subparagraph of such Note and the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee, the Registrar and the Paying Agent provided for in this Section 3.03 at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Note; provided that notice may be given more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled at any time by written notice to the Trustee, the Registrar and the Paying Agent prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

In addition, if the Issuer elects to redeem Notes pursuant to the optional redemption or redemption for tax reasons provisions of Paragraph 5 of the Notes prior to the publication or mailing of any notice of redemption of any Notes pursuant to the foregoing, the Issuer shall deliver to the Trustee and the Paying Agent (a) an Officer’s Certificate stating that they are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to their right so to redeem have been satisfied and (b) if the redemption is for tax reasons, an opinion of an independent tax counsel of the Issuer’s choosing of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee shall accept and shall be entitled to rely on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

Section 3.04.Selection of Notes to Be Redeemed. In the case of any partial redemption, the Registrar will select Notes for redemption pro rata, by lot or by such other method in accordance with the procedures of Euroclear and Clearstream or the relevant clearing system (including by the pro rata reduction of the principal amount of all Notes by the application of a “pool factor” in accordance with the normal procedures of Euroclear and Clearstream); provided that no Notes in denominations of €100,000 or less shall be redeemed in part. The Registrar shall make the selection from outstanding Notes not previously called for redemption. The Registrar may select for redemption portions of the principal of Notes that have denominations larger than €100,000. Notes and portions of them that the Registrar selects shall be in principal amounts of €100,000 or any integral multiple of €1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Registrar shall notify the Issuer and the Trustee as soon as practicable of the Notes or portions of Notes to be redeemed.

After the redemption date, upon surrender of the Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption). Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption, unless the Issuer defaults in the delivery of the redemption amount.

Section 3.05.Notice of Redemption.
(a)At least 30 days but not more than 60 days prior to a redemption date pursuant to the optional redemption or redemption for tax reasons provisions of Paragraph 5 of the Note, the Issuer shall mail or cause to be mailed by first-class mail (or otherwise delivered in accordance with the procedures of Euroclear and Clearstream) a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address (except that such notice of redemption may be mailed (or otherwise delivered in accordance with the procedures of Euroclear and Clearstream) more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01).

Any such notice shall identify the Notes to be redeemed and shall state:

(i)the redemption date;
(ii)the redemption price and the amount of accrued and unpaid interest to the redemption date; provided that in connection with a redemption under the heading “Redemption for Tax Reasons” in Paragraph 5 of the Note, the initial notice need not set forth the redemption price but only the manner of calculation thereof;
(iii)the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(iv)the name and address of the Paying Agent;
(v)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest and, in the case of a redemption pursuant to the redemption for tax reasons provisions of Paragraph 5 of the Notes, all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date;
(vi)if fewer than all the outstanding Notes are to be redeemed, the identification, and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
(vii)that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(viii)the ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and
(ix)that no representation is made as to the correctness or accuracy of the ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.
(b)At the Issuer’s written request, the Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section at least 15 days (or such shorter period as shall be acceptable to the Paying Agent) prior to the date such notice is to be provided to Holders.
Section 3.06.Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in Paragraph 5(c) under the “Optional Redemption” provisions of the Notes, or Paragraph 5(c) under the “Redemption for Tax Reasons” provisions of the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Section 3.07.Deposit of Redemption Price. With respect to any Notes, one Business Day prior to the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Parent or a Restricted Subsidiary of the Parent is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee or the Registrar for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture or applicable law.
Section 3.08.Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee or the Authenticating Agent shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.
ARTICLE 4

COVENANTS
Section 4.01.Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal or interest shall be considered paid on the date due if on the Business Day prior such date the Trustee or the Paying Agent holds as of 10:00 a.m., London time, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and they shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02.Reports and Other Information.
(a)Whether or not Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, Parent shall furnish to the Trustee: (1) within 90 days after the end of each fiscal year end of Parent, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements of Parent’s independent registered public accounting firm; (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC; and (3) within ten Business Days after the occurrence of such an event, the information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b), 5.02(c) and 5.02(d) (other than with respect to information required or contemplated by Item 402 of Regulation S-K) if Parent were required to file such reports; provided, however, that no such current report shall be required to be furnished if Parent determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial position or prospects of Parent and its Restricted Subsidiaries, taken as a whole; provided further that the foregoing shall not obligate Parent to make available copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K.
(b)Notwithstanding the foregoing, Parent will not be required to furnish any information, certificates or reports required by (i) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (ii) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein or (iii) Rule 3-09 and 3-10 of Regulation S-X.
(c)If Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Parent shall deliver such information and such reports to any Holder of a Note and, upon request, to any beneficial owner of the Notes, in each case by posting such information on password-protected website which will require a confidentiality acknowledgment, and will make such information readily available to any prospective investor in the Notes that certifies that it is an eligible purchaser of the Notes, any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes, in each case who (i) agrees to treat such information as confidential or (ii) accesses such information on such password-protected website which will require a confidentiality acknowledgment; provided that Parent shall post such information thereon and make readily available any password or other login information to any such prospective investor in the Notes, securities analyst (to the extent providing analysis of investment in the Notes) or market maker in the Notes. Parent will hold a quarterly conference call for all Holders and securities analysts (to the extent providing analysis of investment in the Notes) to discuss such financial information within ten Business Days after distribution of such financial information or otherwise providing substantially comparable availability of such reports (as determined by Parent in good faith) (it being understood that, without limitation, making such reports available on Bloomberg or another private electronic information service shall constitute substantially comparable availability); it being understood that any customary quarterly earnings calls with public equity holders shall be deemed to constitute such quarterly conference calls for all Holders and such securities analysts; provided, however, that if Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has timely filed all applicable periodic reports required thereby, Parent will not be required to hold such a quarterly conference call so long as Parent makes one or more Officers available during normal business hours to answer any reasonable questions of Holders and security analysts in respect of such financial information.
(d)To the extent not satisfied by the foregoing, Parent will also furnish to Holders, securities analysts (to the extent providing analysis of investment in the Notes) and prospective investors in the Notes upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.
(e)If Parent has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of Parent, then the annual and quarterly information required by clauses (a)(1) and (2) of this Section 4.02 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.
(f)Parent will be deemed to have furnished the reports referred to in Section 4.02(a) if Parent has filed reports containing such information with the SEC. The Trustee shall have no duty to monitor whether any such filings have been made.

(g)Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including any default or the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
Section 4.03.Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
(a)Parent shall not, and shall not permit any of its Restricted Subsidiaries (including, for the avoidance of doubt, the Issuer) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Parent shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that Parent may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided further that the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be incurred and, Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed, when taken, together with Indebtedness that may be incurred and Disqualified Stock or Preferred Stock that may be issued by Non-Guarantor Subsidiaries pursuant to Section 4.03(b)(xiv) of the paragraph below, $30.0 millionshall not at any one time outstanding exceed the greater of (x) $75.0 million and (y) 6.0% of Consolidated Total Assets.
(b)Section 4.03(a) shall not apply to:
(i)Indebtedness incurred by Parent and its Restricted Subsidiaries pursuant to Credit Facilities (and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof subject to any reductions to the face amount provided therein)); provided that immediately, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (i) and then outstanding does not exceed the greater of (a) the sum of $160.0 million and €130.0$300.0 million and (b) the Borrowing Base as of the date of such incurrence; provided, further, that (x) the aggregate principal amount of all Indebtedness that may be incurred pursuant to the foregoing by Non-Guarantor Subsidiaries and be outstanding pursuant to this clause (i) at any one time shall not exceed €130.0the greater of (I) $200.0 million at any one time outstandingand (II) the portion of the Borrowing Base attributable to the assets of such Non-Guarantor Subsidiaries, and (y) in the case of any Credit Facilities that include commitments to make loans or extend credit on a revolving basis, so long as the maximum committed amounts of Indebtedness that may be incurred in respect of such commitments on the date such commitments are established does not exceed the foregoing applicable limits for Parent and its Restricted Subsidiaries and for Non-Guarantor Subsidiaries, respectively, such maximum committed amounts may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (i);
(ii)the incurrence by Issuer and any Guarantor of Indebtedness represented by the New 2029 Notes (including any Guaranteeguarantees thereof) issued on the New 2029 Notes Issue Date pursuant to the Exchange Offer;
(iii)the incurrence by Parent and its Restricted Subsidiaries of the Existing Indebtedness, the Notes (including any Guarantee) issued on the Issue Date and the Contran-Funded Subordinated Term Loan Indebtedness;

(iv)(x) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock issued by Parent or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease, replacement or improvement of property (real or personal) or , equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (y) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (iv); provided that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (x) and (y) of this clause (iv) does not exceed the greater of (A) $50.0 million and (B) 5.0% of Consolidated Total Assets at any one time outstanding;
(v)Indebtedness incurred by Parent or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees or similar instruments supporting trade payables, discounted bills of exchange, the discounting or factoring of receivables for credit management purposes, bankers acceptances, warehouse receipts or other similar facilities issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance (including premiums related thereto) or other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;
(vi)Indebtedness arising from agreements of Parent or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with an acquisition or disposition of any business or assets or a Subsidiary in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets or Subsidiary for the purpose of financing such acquisition and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of Parent or any Restricted Subsidiary pursuant to any such agreement;
(vii)Indebtedness of Parent to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor or the Issuer is expressly subordinated in right of payment to the Notes to the extent that such subordination is permitted by applicable law; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);
(viii)Indebtedness of a Restricted Subsidiary to Parent or another Restricted Subsidiary; provided that if a Guarantor or the Issuer incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor or the Issuer, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor to the extent that such subordination is permitted by applicable law; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (viii);
(ix)shares of Preferred Stock of a Restricted Subsidiary issued to Parent or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Parent or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (ix);

(x)(A) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk; and (B) Indebtedness in respect of any Bank Products or Cash Management Services in the ordinary course of business;
(xi)obligations (including reimbursement obligations with respect to guaranties, letters of credit, bank guarantees or other similar instruments) in respect of tenders, statutory obligations, leases, governmental contracts, trade contracts, stay, performance, bid, customs, appeal and surety bonds and performance and/or return of money bonds and completion guarantees or other obligations of a like nature provided by Parent or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry practices;
(xii)(a) Indebtedness or Disqualified Stock of Parent and/or the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Subsidiary Guarantor in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by Parent since immediately after the New 2029 Notes Issue Date from the issue or sale of Equity Interests of Parent or cash contributed to the capital of Parent (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to Parent or any of its Subsidiaries) as determined in accordance with clauses (B) and (C) of Section 4.04(a)(iv)(3) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Parent and/or the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Subsidiary Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (xii)(b), does not at any one time outstanding exceed the greater of (x) $100.0 million or (y) 7.5% of Consolidated Total Assets; provided that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xii)(b) shall cease to be deemed incurred, issued or outstanding for purposes of this clause (xii)(b) but shall be deemed incurred or issued for the purposes of Section 4.03(a) from and after the first date on which Parent, the Issuer or such Subsidiary Guarantor could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under Section 4.03(a) without reliance on this clause (xii)(b);
(xiii)the incurrence by Parent or any Restricted Subsidiary of Indebtedness or issuance of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred (including any existing commitments unutilized thereunder) or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (ii), (iii) and (iv) above, this clause (xiii) and clause (xiv) below of this Section 4.03(b) or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance or renew such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay accrued interest and dividends, premiums (including tender premiums), defeasance costs and fees and expenses (including original issue discount, upfront fees or similar fees) in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred or issued which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness);

(2)`to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (x) Indebtedness subordinated to or pari passu with the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated to or pari passu with the Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, (y) Indebtedness secured by Liens junior in priority to the Liens securing the Notes or any Guarantee, such Refinancing Indebtedness is secured by Liens junior in priority to the Liens securing the Notes or such Guarantee or (z) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;

(3)shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Parent that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer, (y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Parent that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor, or (z) Indebtedness, Disqualified Stock or Preferred Stock of Parent or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; orand

(4)to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases Indebtedness secured by Liens junior in priority to the Liens securing the Notes or any Guarantee, such Refinancing Indebtedness is secured by Liens junior in priority to the Liens securing the Notes or such Guarantee;

(xiv)(x) Indebtedness or Disqualified Stock of Parent or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition, merger, consolidation or amalgamation or investment or (y) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by Parent or any Restricted Subsidiary or merged into or amalgamated or consolidated with or into Parent or a Restricted Subsidiary in accordance with the terms of this Indenture or that is assumed by Parent or any Restricted Subsidiary in connection with such acquisition, which with respect to this clause (y) is not incurred by such Persons in connection with, or in anticipation of, such acquisition, merger, amalgamation or consolidation; provided that after giving effect to such acquisition, merger, amalgamation or consolidation or investment, either:

(1)Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2)the Fixed Charge Coverage Ratio of Parent and its Restricted Subsidiaries is equal to or greater than the Fixed Charge Coverage Ratio of Parent and its Restricted Subsidiaries immediately prior to such acquisition, merger, amalgamation or consolidation;

provided, further, that the aggregate amount of Indebtedness that may be incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed, when taken together with Indebtedness that may be incurred and Disqualified Stock or Preferred Stock that may be issued by Non-Guarantor Subsidiaries pursuant to Section 4.03(a), $30.0 million at any one time outstanding.;

(xv)Indebtedness (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (2) in respect of any commercial credit cards, stored value cards, purchasing cards, treasury management, check drawing and automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items, interstate depository network services, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management), dealer incentive, supplier finance or similar programs, current account facilities, netting services, employee credit card programs, overdraft facilities, foreign exchange facilities, payment facilities and, in each case, similar arrangements and cash management arrangements entered into in the ordinary course of business;
(xvi)Indebtedness of Parent or any of its Restricted Subsidiaries supported by a letter of credit or bank guarantee issued pursuant to a Credit Facility incurred pursuant to clause (i) above, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee (as such amount may be reduced pursuant to the terms thereof);

(xvii)(1) any guarantee by Parent or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or (2) any guarantee by a Restricted Subsidiary of Indebtedness of Parent permitted to be incurred under the terms of this Indenture; provided that such guarantee is incurred in accordance with Section 4.11;
(xviii)Indebtedness of Parent or any of its Restricted Subsidiaries consisting of (1) the financing of insurance premiums, (2) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business and/or (3) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;
(xix)Indebtedness consisting of Indebtedness issued by Parent or any of its Restricted Subsidiaries to any future, present or former employee, officer, director, member of management, consultant or independent contractor (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing), in each case to finance the purchase or redemption of Equity Interests of Parent or a Restricted Subsidiary to the extent described in Section 4.04(b)(iv);
(xx)Indebtedness of Parent or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business;
(xxi)Indebtedness consisting of obligations owing under supply, customer, distribution, license, lease or similar agreements entered into in the ordinary course of business;
(xxii)Indebtedness representing deferred compensation to directors, officers, employees, members of management, managers or consultants of Parent or any of its Restricted Subsidiaries incurred in the ordinary course of business and deferred compensation or any Investments or any Restricted Payments permitted pursuant to Section 4.04;
(xxiii)Indebtedness in respect of letters of credit, bank guaranties, surety bonds, performance bonds and similar instruments issued for general corporate purposes in the ordinary course of business; and
(xxiv)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxiii) above.

For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxiv) above or is entitled to be incurred pursuant to Section 4.03(a), then Parent shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that all Indebtedness outstanding under the North American Revolving Credit Agreement and the European Credit AgreementGlobal Revolver on the New 2029 Notes Issue Date shall be treated as incurred on the New 2029 Notes Issue Date under Section 4.03(b)(i). In addition, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued pursuant to Section 4.03(b) (other than clause (xiv) above) on the same date that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued under Section 4.03(a) or clause (xiv) above, then the Fixed Charge Coverage Ratio, or applicable leverage ratio, will be calculated with respect to such incurrence or issuance under Section 4.03(a) or clause (xiv) above without regard to any incurrence or issuance under Section 4.03(b) (other than clause (xiv) above). Unless Parent elects otherwise, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) will be deemed incurred or issued first under Section 4.03(a) or clause (xiv) to the extent permitted, with the balance incurred or issued under Section 4.03(b) (other than clause (xiv)).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03. Any Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, to refinance Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, pursuant to clauses (i), (ii), (iii), (iv), (xii), (xiii) and (xiv), of Section 4.03(b) will be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay (I) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased and (II) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock (and, with respect to Indebtedness under the North American Revolving Credit FacilityFacilities that include commitments to make loans or extend credit on a revolving basis, will be permitted to include an amount equal to any unutilized North American Revolving Credit Facilityportion of such commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent that (i) the unutilized portion of such commitments was permitted to be incurred as Indebtedness immediately prior to such refinancing, extension, replacement, renewal or defeasance and (ii) the unutilized portion of such commitments being refinanced, extended, replaced, renewed or defeased are permanently terminated at the time of incurrence of such Refinancing Indebtedness).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness (plus premium (including tender premiums), fees, defeasance costs, accrued interest and expenses including original issue discount, upfront fees or similar fees) does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of Indebtedness outstanding under any clause of this Section 4.03 shall be determined after giving effect to the appreciation of proceeds of any such Indebtedness to refinance any other such Indebtedness.

Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

For purposes of this Indenture (1) unsecured Indebtedness shall not be deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured and (2) senior Indebtedness shall not be deemed to be subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

If any Indebtedness is incurred, or Disqualified Stock or Preferred Stock is issued, in reliance on a basket measured by reference to a percentage of Consolidated Total Assets, and any refinancing thereof would cause the percentage of Consolidated Total Assets to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness, the liquidation preference of such newly issued Disqualified Stock or the amount of such newly issued Preferred Stock does not exceed the sum of (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock being refinanced, extended, replaced, refunded, renewed or defeased plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

Section 4.04.Limitation on Restricted Payments.
(a)Parent shall not, and shall not permit any of its Restricted Subsidiaries (including, for the avoidance of doubt, the Issuer) to, directly or indirectly:
(i)declare or pay any dividend or make any other payment or any distribution on account of Parent’s, or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger or consolidation other than (A) dividends or distributions by Parent payable solely in Equity Interests (other than Disqualified Stock) of Parent; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
(ii)purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Parent, including in connection with any merger or consolidation, in each case held by Persons other than Parent or a Restricted Subsidiary;
(iii)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or a Guarantor, other than (A) Indebtedness permitted under clauses (vii) and (viii) of Section 4.03(b); or (B) the payment, redemption, repurchase, defeasance, acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or
(iv)make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)immediately after giving effect to such transaction on a pro forma basis, Parent could incur $1.00 of additional Indebtedness under Section 4.03(a); provided that this clause (2) shall not apply with respect to Restricted Payments made in reliance upon clause (3)(F) below prior to the date that is 365 days following the New 2029 Notes Final Settlement Date; and

(3)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (i) of Section 4.04(b) but excluding all other Restricted Payments permitted by clauses (ii) through (xi) of Section 4.04(b) hereof), is less than the sum of (without duplication):

(A)50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occursJuly 1, 2017 to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; provided that for purposes of this clause (A), the aggregate provision or benefit for income taxes used to calculate Consolidated Net Income for any period after the first day of the fiscal quarter in which the Issue Date occursJuly 1, 2017 in accordance with GAAP shall be replaced with income taxes paid (or received) in cash; plus

(B)100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by Parent, of marketable securities or other property (other than cash) received by Parent since the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (xii)(a) of Section 4.03(b)) from the issue or sale of: (i) Equity Interests of Parent, excluding cash proceeds and the fair market value, as determined in good faith by Parent, of marketable securities or other property received from the sale of Equity Interests to any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Parent since the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of Section 4.04(b) hereof; or (ii) debt of Parent or any Restricted Subsidiary that has been converted into or exchanged for Equity Interests of Parent; provided, however, that this clause (B) shall not include the proceeds from (X) Equity Interests or convertible debt securities of Parent sold to a Restricted Subsidiary and (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

(C)100% of the aggregate amount of cash and the fair market value, as determined in good faith by Parent, of marketable securities or other property (other than cash) contributed to the capital of Parent following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (xii)(a) of Section 4.03(b)) (other than (i) by a Restricted Subsidiary and (ii) Disqualified Stock or debt securities that have been converted into Disqualified Stock); plus

(D)100% of the aggregate amount received in cash and the fair market value, as determined in good faith by Parent, of marketable securities or other property (other than cash) received by means of:

(I)the sale or other disposition (other than to Parent or a Restricted Subsidiary) of Restricted Investments made by Parent or its Restricted Subsidiaries, repurchases and redemptions of such Restricted Investments from Parent or its Restricted Subsidiaries, repayments of loans or advances, releases of guarantees, which constitute Restricted Investments by Parent or its Restricted Subsidiaries, return of capital, income, profits and other amounts realized as a return on Investment from any Restricted Investment by Parent or its Restricted Subsidiaries, in each case since the Issue Date (other than in each case to the extent the Restricted Investment was made in an Unrestricted Subsidiary pursuant to clauses (vii) or (viii) of Section 4.04(b)); or

(II)the sale or other distribution (other than to Parent or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Parent or a Restricted Subsidiary pursuant to clauses (vii) or (viii) of Section 4.04(b) or to the extent such Investment constituted a Permitted Investment under clause (xii) of such definition) or a dividend or distribution from an Unrestricted Subsidiary since the Issue Date; plus

(E)in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into Parent or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Parent or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment of Parent or the Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation or at the time of such merger, amalgamation, consolidation or transfer of assets (or the assets transferred or conveyed, as applicable), as determined by Parent in good faith or, if such fair market value may exceed $25.0 million, by the board of directors of Parent, a copy of the resolution of which with respect thereto will be delivered to the Trustee at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets other than to the extent the Investment in such Unrestricted Subsidiary was made by Parent or a Restricted Subsidiary pursuant to clauses (vii) or (viii) of Section 4.04(b) or to the extent such Investment constituted a Permitted Investment under clause (xii) of such definition; plus

(F)$175.0 million.

(b)Section 4.04(a) shall not prohibit:
(i)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or distribution such dividend, distribution or redemption payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice would have been deemed a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);
(ii)the payment of any dividend or distribution by any of Parent’s Restricted Subsidiaries to the holders of its Equity Interests on a pro rata basis;
(iii)the principal payment on, redemption, repurchase, defeasance, exchange or other acquisition or retirement of (x) Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, or (y) Disqualified Stock of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the sale of, Disqualified Stock of the Issuer or a Guarantor, that, in each case, is made within 120 days of such sale and is incurred in compliance with Section 4.03 so long as:

(A)the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired, any tender premiums, plus any defeasance costs, accrued interest and any fees and expenses (including original issue discount, upfront or similar fees) incurred in connection therewith;

(B)such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired for value;

(C)such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired; and

(D)such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity at the time incurred equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired;

(iv)a Restricted Payment to pay for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Parent or a Restricted Subsidiary held by any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Parent or any of its Subsidiaries, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement, including, without limitation, severance payments in connection with the death, disability, or termination of employment or consultancy of any of the foregoing Persons (and including, for the avoidance of doubt, any principal and interest payable on any notes issued by Parent in connection with any such repurchase, retirement or other acquisition and any tax related thereto); provided, however, that the aggregate amounts made under this clause (iv) do not exceed $5.0 million in any calendar year; provided that any unused amounts in any calendar year may be carried forward to one or more future calendar years; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A)the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Parent or its Restricted Subsidiaries, in each case to any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Parent or any of its Subsidiaries, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.04(a) hereof; plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to be withheld by Parent in connection with such exercise under applicable law to the extent such amount is repaid to Parent, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.04(a) hereof; plus

(B)the cash proceeds of key man life insurance policies received by Parent or its Restricted Subsidiaries after the New 2029 Notes Issue Date; plus

(C)the amount of any cash bonuses otherwise payable to employees, officers, directors, members of management, consultants of Parent, any of its Subsidiaries or any of its direct or indirect companies that are foregone in return for receipt of Equity Interests; less

(D)the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A), (B) and (C) of this clause (iv);

and provided further that cancellation of Indebtedness owing to Parent or any of its Restricted Subsidiaries from any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Parent or any of Parent’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of Parent or Restricted Subsidiaries will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Parent or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued or incurred in accordance with Section 4.03 to the extent such dividends are included in the definition of “Fixed Charges”;
(vi)redemptions, repurchases, retirements or other acquisitions of Equity Interests deemed to occur (a) upon exercise of stock options or warrants or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent all or a portion of the exercise price of such options or warrants or other securities convertible into or exchangeable for Equity Interests and (b) in connection with the withholding portion of the Equity Interests granted or awarded to any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Parent or any of its Subsidiaries to pay for the taxes payable by such Persons upon such grant or award;
(vii)other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments which have been made pursuant to or allocated to this clause (vii) that are at the time outstandingand not reclassified under another category of permitted Restricted Payments, not to exceed $50.0 million;
(viii)any Restricted Payments if immediately after giving pro forma effect thereto and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio of Parent and its Restricted Subsidiaries would not have exceeded 3.00 to 1.00;
(ix)the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
(x)the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, or Indebtedness owed to Parent or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents) or the proceeds thereof; and
(xi)payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of Parent and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vii) or (viii) of Section 4.04(b) hereof, no Default shall have occurred and be continuing or would occur as a consequence thereof.

In determining whether any Restricted Payment is permitted by this Section 4.04, Parent and its Restricted Subsidiaries may allocateclassify or reclassify all or any portion of such Restricted Payment among the categories described in clauses (i) through (xi) of Section 4.04(b) or among such categories and the types of Restricted Payments described in Section 4.04(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocationclassification or reclassification, all such Restricted Payments, or allocatedclassified or reclassified portions thereof, would be permitted under the various provisions of this Section 4.04.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Issuer’s election, the date a commitment is made to make such Restricted

Payment, of the assets or securities proposed to be transferred or issued by Parent or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

As of the New 2029 Notes Issue Date, all of Parent’s Subsidiaries will be Restricted Subsidiaries. Parent shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, whether pursuant to Section 4.04(a) or clauses (vii) or (viii) of Section 4.04(b) or pursuant to the definition of Permitted Investment and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.05.Dividend and Other Payment Restrictions Affecting Non-Guarantor Restricted Subsidiaries. Parent shall not, and shall not permit any of its Restricted Subsidiaries that are not the Issuer or Guarantors to, directly or indirectly, create or otherwise cause or allow to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Issuer or any of the Guarantors on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of the Guarantors;

(b)make loans or advances to the Issuer or any Guarantor; or

(c)sell, lease or transfer any of its properties or assets to the Issuer or any Guarantor, except, in each case, for such encumbrances or restrictions existing under or by reason of:

(i)contractual encumbrances or restrictions in effect on the New 2029 Notes Issue Date, including pursuant to the North AmericanGlobal Revolving Credit Agreement and the European Credit Agreement and the related documentation;

(ii)this Indenture, the Notes and the related Guarantees;(iii) the Contran-Funded Subordinated Term Loan Indebtedness;

(iii)(iv)purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in this clause (c) on the property or assets so acquired;

(iv)(v)applicable law or any applicable rule, regulation or order or the terms of any license, authorization, concession or permit provided by any Governmental Authority;

(v)(vi)any agreement or other instrument of a Person acquired (or assumed in connection with the acquisition of property) by Parent or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(vi)(vii)contracts or agreements for the sale of assets, including any restrictions with respect to a Subsidiary of Parent pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(vii)(viii)Indebtedness otherwise permitted to be incurred pursuant to Section 4.03 and Section 4.12 that apply solely to the assets securing such Indebtedness and/or the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;

(viii)(ix)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix)(x)other Indebtedness, Disqualified Stock or Preferred Stock of such Non-Guarantor Subsidiaries permitted to be incurred or issued subsequent to the New 2029 Notes Issue Date pursuant to the provisions of Section 4.03;

(x)(xi)customary provisions in any partnership agreement, limited liability company organizational governance document, joint venture agreement and other similar agreement entered into in the ordinary course of business;

(xi)(xii)customary provisions contained in leases, subleases, licenses or sublicenses, Equity Interests or asset sale agreements and other similar agreements, including with respect to intellectual property, in each case, entered into in the ordinary course of business;

(xii)(xiii)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(xiii)(xiv)other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is incurred subsequent to the New 2029 Notes Issue Date, provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred subsequent to the New 2029 Notes Issue Date under Section 4.03 and either (i) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to Parent in any material respect, taken as a whole, as determined by Parent in good faith, than the provisions contained in this Indenture as in effect on the New 2029 Notes Issue Date, (ii) are not more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers or (iii) will not materially impair the Issuer’s ability to make payments on the Notes when due, in each case in the good faith judgment of Parent;

(xiv)(xv)customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 4.06 pending the consummation of such sale, transfer, lease or other disposition;

(xv)(xvi)customary restrictions and conditions contained in the document relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this clause (xv);

(xvi)(xvii)customary net worth or similar provisions contained in real property leases entered into by Parent or any Subsidiary in the ordinary course of business so long as Parent or such Subsidiary has determined in good faith that such net worth or similar provisions could not reasonably be expected to impair the ability of Parent or such Subsidiary to meet its ongoing obligations; and

(xvii)(xviii)any encumbrances or restrictions of the type referred to in Sections 4.05(a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvixvii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to Parent or a Restricted Subsidiary to other Indebtedness incurred by Parent or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.06.Asset Sales.
(a)Parent shall not, and shall not permit any of its Restricted Subsidiaries (including, for the avoidance of doubt, the Issuer) to, consummate an Asset Sale, unless:
(i)Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by Parent (such fair market value to be determined on the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and
(ii)except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Parent’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Parent) of Parent or any Restricted Subsidiary (other than liabilities that are by their terms expressly subordinated to the Notes or the Guarantees), that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee and for which Parent and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b)any securities, notes or other obligations or assets received by Parent or any Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into Cash Equivalents, or by their terms are required to be satisfied for Cash Equivalents (to the extent of the Cash Equivalents received) within 365 days following the closing of such Asset Sale, and

(c)any Designated Non-cash Consideration received by Parent or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.50% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and

Shall

(d) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale (other than intercompany debt owed to Parent or a Restricted Subsidiary), to the extent that Parent and each Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, shall in each case be deemed to be Cash Equivalents for purposes of this Section 4.06(a)(ii) and for no other purpose.

(b)Within 365 days after the receipt of any Net Proceeds of any Asset Sale, Parent or such Restricted Subsidiary, at Parent’s option or such Restricted Subsidiary, may apply the Net Proceeds from such Asset Sale,
(i)to the extent such Net Proceeds represent proceeds from an Asset Sale of Notes Collateral, (a) to repay, prepay, defease, redeem, purchase or otherwise retire the Notes and Permitted Additional Notes Priority Debt (and if the Indebtedness repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto) provided that, with respect to this clause (a), to the extent Parent reduces Obligations under any Permitted Additional Notes Priority Debt, Parent shall equally and ratably prepay, repay, redeem, reduce or purchase (or offer to prepay, repay, redeem, reduce or purchase, as applicable) Obligations under the Notes on a pro rata basis; provided, further, that all reductions of Obligations under the Notes shall be made as provided under optional redemption provisions of Paragraph 5 of the Notes through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of redemption) or by an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest and Additional Amounts, if any, to, but not including, the date of redemption, on the amount of Notes that would otherwise be prepaid; or (b) to make an investment in (i) any one or more businesses primarily engaged in a Similar Business; provided that such investment in any business is in the form of (x) a merger with Parent or any Restricted Subsidiary, (y) the acquisition of Capital Stock that results in Parent or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary or (z) the acquisition of Capital Stock or other assets of such business, (ii) properties, (iii) capital expenditures and (iv) the acquisition of Capital Stock or other assets, that in each of (i), (ii), (iii) or (iv), are used or useful in a Similar Business or replace the businesses, properties and assets that are subject of such Asset Sale, and in each case, such investment shall result in the Capital Stock or other assets acquired being owned by an entity whose Capital Stock constitutes Notes Collateral; or
(ii)to the extent that such Net Proceeds do not represent proceeds from an Asset Sale of Notes Collateral, to repay, prepay, defease, redeem, purchase otherwise retire (a) Secured Indebtedness (other than Permitted Additional Notes Priority Debt), and if such Secured Indebtedness repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto, (b) Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owing to Parent or an Affiliate of Parent, and if such Indebtedness repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto and/or (c) Indebtedness of the Issuer or any Guarantor that is not subordinated in right of payment to the Notes or the Guarantees, in each case owing to a person other than Parent or any Affiliate of Parent; provided that, with respect to this clause (c), Parent shall equally and ratably prepay, repay, redeem, reduce or purchase (or offer to prepay, repay, redeem, reduce or purchase, as applicable) Obligations under the Notes (and may elect to reduce other non-subordinated Indebtedness) on a pro rata basis; provided, further, that all reductions of Obligations under the Notes shall be made as provided under Article Three, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of redemption) or by an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest and Additional Amounts, if any, to, but not including, the date of redemption, on the amount of Notes that would otherwise be prepaid; or
(iii)to the extent that such Net Proceeds do not represent proceeds from an Asset Sale of Notes Collateral, to make an Investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in Parent or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in the case of each of (a), (b) and (c), are used or useful in a Similar Business or replace the businesses, properties and/or other assets that are the subject of such Asset Sale; or

(iv)any combination of the foregoing;

provided that, in the case of clauses (i)(b) and (iii) above, a binding commitment entered into within such 365 day period shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Parent or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds (as defined below).

Notwithstanding the foregoing, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) are prohibited or delayed by applicable local law from being repatriated to the United States, the amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (Parent hereby agreeing to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law to permit such repatriation), and if such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, an amount equal to such Net Proceeds permitted to be repatriated will be applied (whether or not repatriation actually occurs) in compliance with this covenant (net of any additional taxes that are or would be payable or reserved against as a result thereof) and (ii) to the extent that Parent has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Disposition could have a material adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any purchase whereby doing so Parent, any Restricted Subsidiary or any of their Affiliates and/or equity partners would incur a material tax liability, including a material tax dividend, material deemed dividend pursuant to Code Section 956 or material withholding tax), the amount equal to the Net Proceeds so affected will not be required to be applied in compliance with this covenant. For the avoidance of doubt, to the extent this covenant relates to Net Proceeds realized by any Excluded Subsidiary, this covenant shall be an obligation of Parent (and not such Excluded Subsidiary) to make a payment or an offer to purchase, in each case, measured by the amount of such Net Proceeds and nothing in Section 4.06 shall be construed as an obligation of any Excluded Subsidiary to make a payment or repatriate any Net Proceeds (or to effect an offer to purchase) or an obligation of the Issuer or any Guarantor to cause an Excluded Subsidiary to make a payment or repatriate Net Proceeds (or effect an offer to purchase).

Any Net Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds from one or more Asset Sales exceeds $30.0 million, the Issuer shall make an offer to all Holders of Notes and, if required by the terms of any Permitted Additional Notes Priority Debt, to the holders of such Permitted Additional Notes Priority Debt (an “Asset Sale Offer”), on a pro rata basis, to purchase the maximum aggregate principal amount of the Notes and such Permitted Additional Notes Priority Debt that is at least €100,000 and an integral multiple of €1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. Parent or the Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within twenty (20) Business Days after the date that Excess Proceeds so exceed $30.0 million by sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee and Paying Agent, or otherwise in accordance with the procedures of Euroclear and Clearstream or the relevant clearing system. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to the amount of all or part of the available Net Proceeds (the “Advance Portion”) prior to the expiration of the relevant 365 days (or such longer period provided above) with respect to the amount of all or a part of the available Net Proceeds in advance of being required to do so by this Indenture (the “Advance Offer”).

To the extent that the aggregate amount of Notes and Permitted Additional Notes Priority Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), Parent or Issuer may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) for general corporate purposes, subject to compliance with other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Permitted Additional Notes Priority Debt surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds or Advance Portion, the Trustee and the Paying Agent shall select the Notes and such Permitted Additional Notes Priority Debt to be purchased in the manner described in Section 3.04. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds (or Advance Portion) upon such completion).

Pending the final application of any Net Proceeds pursuant to this Section 4.06, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

Parent and the Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, Parent and the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

Section 4.07.Transactions with Affiliates.
(a)Parent shall not, and shall not permit any of its Restricted Subsidiaries (including, for the avoidance of doubt, the Issuer) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:
(i)such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to Parent or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the board of directors of Parent or a committee comprised solely of disinterested members of the board of directors of Parent, such Affiliate Transaction is fair to Parent or such Restricted Subsidiary from a financial point of view; and
(ii)Parent delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted in good faith by the majority of the board of directors of Parent or a committee comprised solely of disinterested members of the board of directors of Parent approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.
(b)Section 4.07(a) shall not apply to the following:
(i)transactions between or among Parent or any of its Restricted Subsidiaries, or an entity that becomes a Restricted Subsidiary as a result of such transaction, and any merger, consolidation or amalgamation of Parent and any direct or indirect parent of Parent; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and Capital Stock of Parent and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;
(ii)Restricted Payments permitted by Section 4.04 and Investments constituting Permitted Investments;
(iii)the payment of customary fees, reasonable out-of-pocket costs to and reimbursement of expenses and compensation paid to, and indemnities provided on behalf of or for the benefit of, future, present or former employees, officers, members of the board of directors (or similar governing body), members of management, managers, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Parent, in each case, in the ordinary course of business;
(iv)any agreement or arrangement as in effect as of the New 2029 Notes Issue Date, or any amendment, modification or extension thereof (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the New 2029 Notes Issue Date as determined in good faith by the board of directors of Parent or a committee comprised solely of disinterested members of the board of directors of Parent) or any transaction contemplated thereby;
(v)(A) transactions with customers, clients, suppliers, joint ventures, contractors, or purchasers or sellers of goods or services or providers of employees or other labor, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to Parent and its Restricted Subsidiaries, in the good faith determination of the board of directors (or similar governing body) of Parent or a committee comprised solely of disinterested members of the board of directors of Parent, or the senior management of Parent, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party on an arm’s-length basis or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or the terms of any such transactions are no less favorable to Parent or Restricted Subsidiary participating in such joint ventures than they are to other joint venture partners;
(vi)the sale, issuance or transfer of Equity Interests (other than Disqualified Stock or Preferred Stock) of Parent or a Restricted Subsidiary to any person and the granting and performance of customary registration rights;
(vii)payments by Parent or any of its Restricted Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of Parent or a committee comprised solely of disinterested members of the board of directors of Parent in good faith or are otherwise permitted by this Indenture;
(viii)(A) payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Parent or any of its Restricted Subsidiaries and collective bargaining agreements, employment agreements, severance arrangements, compensatory (including profit sharing) arrangements, stock option plans, benefit plan, health, disability or similar insurance plan and other similar arrangements with such employees, officers, directors, managers, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) in each case, for bona fide business purposes and (B) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with future, present or former employees, officers, directors, members of management, consultants or independent contractors approved by the board of directors (or equivalent governing body) of Parent or any Restricted Subsidiary in good faith;
(ix)the payment of all expenses related to this offering ofthe Exchange Offer and the Additional New 2029 Notes Offering incurred or owed after the New 2029 Notes Issue Date;
(x)any contribution to the capital of Parent or any Restricted Subsidiary;
(xi)between Parent or any Restricted Subsidiary and any Person, a director of which is also a director of Parent or any direct or indirect parent of Parent; provided, however, that such director abstains from voting as a director of Parent or such direct or indirect parent of Parent or of a Restricted Subsidiary of Parent, as the case may be, on any matter involving such other Person;
(xii)the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the board of directors (or equivalent governing body) of Parent or a committee comprised solely of disinterested members of the board of directors of Parent in good faith;
(xiii)transactions undertaken in good faith (as certified by a responsible financial or accounting officer of Parent in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of Parent and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture so long as such transactions would not materially adversely affect the Holders;
(xiv)pledges of Equity Interests of Unrestricted Subsidiaries;
(xv)transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;
(xvi)the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;
(xvii)licenses of, or other grants of rights to use, intellectual property granted by Parent or any Restricted Subsidiary in the ordinary course of business or consistent with industry practice;
(xviii)contemporaneous purchases and/or sales by (a) Parent or any of its Restricted Subsidiaries and (b) an Affiliate, of assets, Capital Stock, bonds, notes, debentures or other debt securities, and bank loans, participations or similar obligations at substantially the same price; and
(xix)investments by any Permitted Holder, Parent or any Affiliate thereof in securities or Indebtedness of the Issuer or any Guarantor; and
(xx)the incurrence by Parent and its Restricted Subsidiaries of the Contran-Funded Subordinated Term Loan Indebtedness.
Section 4.08.Change of Control.
(a)Upon the occurrence of a Change of Control after the New 2029 Notes Issue Date, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described in the optional redemption provisions of Paragraph 5 of the Notes, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of purchase, subject to the right of Holders of record of the Notes at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date.
(b)Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and Paying Agent, to each Holder of Notes to the registered address of such Holder or otherwise electronically in accordance with the procedures of Euroclear and Clearstream, with the following information:
(i)that a Change of Control Offer is being made pursuant to this Section 4.08 and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of purchase, subject to the right of Holders of record of the Notes at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date;
(ii)the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”);
(iii)that any Note not properly tendered will remain outstanding and continue to accrue interest;
(iv)that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(v)if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control;
(vi)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vii)that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and
(viii)the instructions, as determined by the Issuer, consistent with this Section 4.08, that a Holder must follow.
(c)The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Notes purchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in Section 4.08(c), purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the applicable Redemption Date.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the purchase by the Issuer of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d)On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,
(i)accept for payment all Notes issued by them or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;
(ii)deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and
(iii)deliver, or cause to be delivered, to the Paying Agent for cancellation the Notes so accepted and not withdrawn together with an Officer’s Certificate to the Trustee and Paying Agent stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.
(e)Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.04, 3.07 and 3.08 hereof.
Section 4.09.Compliance Certificate. Parent shall deliver to the Trustee within 120 days after the end of each fiscal year of Parent, beginning with the fiscal year ending on December 31, 2018, a certificate (the signer of which shall be the principal executive officer, the principal financial officer or the principal accounting officer of Parent) stating that in the course of the performance by the signer of the signer’s duties as an Officer of Parent the signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If the signer knows of any such Default, the certificate shall describe such Default. Parent is also required, within five Business Daysthirty (30) days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default, its status and the action the Parent is taking or proposes to take with respect thereto.
Section 4.10.Further Instruments and Acts. The Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 4.11.Future Guarantors. Parent shall not permit any of its domestic Wholly Owned Subsidiaries that are Restricted Subsidiaries (and domestic non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiary guarantees Indebtedness under the North American Revolving Credit FacilityGlobal Revolver or Capital Markets Indebtedness of the Issuer or any Guarantor), other than the Issuer, a Guarantor or an Excluded Subsidiary, to guarantee the payment of (i) any Indebtedness of the Issuer or any Guarantor under the Credit Facilities incurred under clause (i) of Section 4.03(b) or (ii) any Capital Markets Indebtedness of the Issuer or any Guarantor having an aggregate principal amount outstanding in excess of $50.0 million, unless:
(i)such Restricted Subsidiary within 30 days (i) executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary, except with respect to a Guaranteeguarantee of Indebtedness of the Issuer or any Guarantor if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such Guaranteeguarantee by such Restricted Subsidiary with respect to such Indebtedness will be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee and (ii) executes and delivers a supplement or joinder to the Security Documents or new Security Documents and takes all actions required thereunder to perfect the Liens created thereunder; and

(ii)such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against Parent or any Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 4.11 will not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Parent may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary will not be required to comply with clause (i) orand (ii) above and such Guarantee may be released at any time in Parent’s sole discretion.

Notwithstanding the foregoing, each such Guarantee may be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Each Guarantee shall be released in accordance with Section 10.03.

Section 4.12.Liens. Parent shall not, and shall not permit any of its Restricted Subsidiaries (including for the avoidance of doubt, the Issuer) to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of Parent or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an incurrence of Liens for purposes of this Section 4.12.

In the event any Lien (or any portion thereof) is incurred, classified or reclassified pursuant to any of clauses (1) through (33) of the definition of “Permitted Liens” on the same date that a Lien is Incurred, classified or reclassified pursuant to clause (34) of the definition of “Permitted Liens,” then the Consolidated Secured Debt Ratio will be calculated with respect to such incurrence, classification or reclassification under clause (34) of the definition of “Permitted Liens” without regard to any such Lien incurred, classified or reclassified under clauses (1) through (33) of the definition of “Permitted Liens.”

Section 4.13.Maintenance of Office or Agency; Maintenance of Listing.
(a)The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee, the Paying Agent and the Registrar of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Registrar; provided that no service of legal process may be made against the Issuer at any office of the Registrar.
(b)The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)The Issuer hereby designates the office of the Registrar or its agent as such office or agency of the Issuer in accordance with Section 2.04.
(d)The Issuer will use its commercially reasonable efforts to obtain and maintain the listing of the Notes on The International Stock Exchange (“TISE”) for so long as such Notes are outstanding; provided that if at any time the Issuer determines that it will not maintain such listing, it will, prior to the delisting of the Notes from TISE (if then listed on TISE), use commercially reasonable efforts to obtain and maintain a listing of such Notes on another “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom (in which case, references in this covenant to TISE will be deemed to be refer to such other “recognised stock exchange”). In no event will this covenant require the Issuer to obtain or maintain the listing of the Notes on any exchange that requires financial reporting for any fiscal period in addition to the fiscal periods required by the SEC.
Section 4.14.Suspension of Certain Covenants.
(a)If, on any date following the IssueNew 2029 Notes Final Settlement Date, (i) the Notes have an Investment Grade Rating from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture then, beginning on that day and continuing at all times thereafter until the Reversion Date (as defined below) (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed in Sections 4.03, 4.04, 4.05, 4.06, 4.07 and 5.01(a)(iv) of this Indenture (collectively, the “Suspended Covenants” and each individually, a “Suspended Covenant”) will not be applicable to the Notes. In the event that Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) that the Notes no longer have an Investment Grade Rating from either of the Rating Agencies, then Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called the “Suspension Period.”

On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be deemed to have been outstanding on the New 2029 Notes Issue Date, so that it is classified as permitted under Section 4.03(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 shall be made as though Section 4.04 had been in effect prior to, but not during, the Suspension Period. No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by Parent or its Restricted Subsidiaries, or events occurring, during the Suspension Period. On and after each Reversion Date, Parent and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period (and not in contemplation of the Reversion Date) so long as such contract and such consummation would have been permitted during such Suspension Period.

(b)For purposes of Section 4.05, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clause (a), (b) or (c) of Section 4.05 entered into during the Suspension Period will be deemed to have been in effect on the New 2029 Notes Issue Date, so that they are permitted under clause (c)(i) of Section 4.05.
(c)For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.
(d)For purposes of Section 4.07, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, arrangement, loan, advance or guaranty with, or for the benefit of, any Affiliate of Parent entered into during the Suspension Period will be deemed to have been in effect as of the New 2029 Notes Issue Date for purposes of Section 4.07(b)(iv).
(e)During a Suspension Period, Parent may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

(f)Parent shall deliver promptly to the Trustee an Officer’s Certificate notifying it of the commencement or termination of any Suspension Period. The Trustee shall have no independent obligation to determine if a Suspension Period has commenced or terminated, to notify the Holders regarding the same or to determine the consequences thereof.
Section 4.15.Additional Amounts. All payments of principal and interest on the Notes by the Issuer or any Guarantor (including, in each case, any successor entity) (each, a “Payor”) will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States, any other jurisdiction from or through which payment on any Note or Guarantee thereof is made, or any other jurisdiction in which a Payor is organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (or, in each case, any political subdivision or taxing authority thereof or therein having power to tax) (each, a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such taxes, assessment or other government charge is required by law or the official interpretation or administration thereof. The Payor will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) as are necessary in order that the net payment received by the beneficial holder, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by a Relevant Taxing Jurisdiction, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:
(i)to the extent any tax, assessment or other governmental charge is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(a)being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States or having been present in the United States;

(c)being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(d)being or having been a “10-percent shareholder” of the Issuer as defined in section 871(h)(3) of the Code or any successor provision; or

(e)being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision;

(ii)to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii)to the extent any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person (A) to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to a partial or complete exemption from such tax, assessment or other governmental charge or (B) to comply with any information gathering or reporting requirements or take any similar actions (including entering into any agreement with the U.S. Internal Revenue Service), in each case, that are required to obtain the maximum exemption from withholding that is available to payments received by or on behalf of the Holder;
(iv)to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Payor or a paying agent from the payment;
(v)to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge, or excise tax imposed on the transfer of Notes;
(vi)to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note as a result of the presentation of any Note for payment (where presentation is required) by or on behalf of a Holder of Notes, if such payment could have been made without such withholding by presenting the relevant Note to at least one other paying agent in a member state of the European Union;
(vii)to the extent any tax, assessment or other governmental charge would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(viii)to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
(ix)in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii).

As used in this Section 4.15, the term “United States” means the United States of America, the states of the United States, and the District of Columbia.

Wherever in this Indenture or the Notes there is mentioned, in any context:

(1)the payment of principal;

(2)purchase prices in connection with a purchase of Notes;

(3)interest; or

(4)any other amount payable on or with respect to any Guarantee of a Note,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay and indemnify the Holders and beneficial owners of the Notes, the Trustee and Paying Agent for any present or future stamp, transfer, issue, registration, court or documentary taxes, or any other excise, property or similar taxes or similar charges or levies (including any related interest or penalties with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of, or receipt of payments with respect to, any Note, any Guarantee of a Note, this Indenture, or any other document or instrument in relation thereto (limited, solely to the extent of such taxes or similar charges or levies that arise from the receipt of any payments of principal or interest on the Notes, to any such taxes or similar charges or levies that are not excluded under clauses (i) through (iii) and (v) through (viii) or any combination thereof).

The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to the Notes or Guarantees thereof is made by or on behalf of such Payor, or any political subdivision or taxing authority or agency thereof or therein.

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless an obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officer’s Certificate stating that Additional Amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of such Notes on the relevant payment date.

Except as specifically provided in this Section 4.15, the Issuer will not be required to make any payments for any taxes, assessments or other governmental charges imposed by any government or political subdivision or any taxing authority of any government or political subdivision.

ARTICLE 5

SUCCESSOR COMPANY
Section 5.01.Merger, Consolidation or Sale of All or Substantially All Assets.
(a)The Issuer and Parent may not consolidate or merge with or into or wind up into (whether or not the Issuer or Parent is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(i)the Issuer or Parent is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer or Parent, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer, Parent or such Person, as the case may be, being herein called the “Successor Company”);
(ii)the Successor Company, if other than the Issuer or Parent, as applicable, expressly assumes all the obligations of the Issuer or Parent under the Notes, the Guarantee, this Indenture and the Security Documents pursuant to a supplemental indenture or other document or instrument;
(iii)immediately after such transaction, no Default shall have occurred and be continuing;
(iv)immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either:

(A)Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(B)the Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries immediately prior to such transaction;

(v)each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(a)(ii) shall apply, shall have by supplemental indenture or other document or instrument confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
(vi)the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger winding up, sale, assignment, transfer, lease, conveyance or other disposal and such supplemental indentures, if any, comply with this Indenture and all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

The Successor Company (if other than Parent or the Issuer) shall succeed to, and be substituted for Parent or the Issuer under this Indenture, the Notes and the Notes Guarantee, as applicable, and in such event Parent or the Issuer will automatically be released and discharged from its obligation under this Indenture, the Notes and the Guarantee, as applicable. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) any Restricted Subsidiary may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Parent or the Issuer; (B) the Issuer or Parent may consolidate with or merge with or into or wind up into an Affiliate of Parent solely for the purpose of redomiciling the Issuer or Parent, as applicable, in a state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of Parent and its Restricted Subsidiaries is not increased thereby; (C) Parent or any of its Subsidiaries may be converted into, or reorganized or reconstituted as a limited liability company, limited partnership or corporation in a state of the United States, the District of Columbia or any territory thereof; and (D) the Issuer or Parent may change its name.

(b)Subject to Section 10.03, no Subsidiary Guarantor shall, and Parent shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or a Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
(i)(A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor, as the case may be, or under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”), (B) the Successor Person (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s related Guarantee and the Security Documents pursuant to supplemental indentures or other documents or instruments, (C) immediately after such transaction, no Default exists, and (D) the Successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up, sale, assignment, transfer, lease, conveyance or other disposal and such supplemental indentures, if any, comply with this Indenture and all conditions precedent provided for in this Indenture relating to such transaction have been complied with; or
(ii)the transaction is made in compliance with clauses (i) and (ii) of Section 4.06(a) hereof.

Except as otherwise provided in this Indenture, the Successor Person (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, (1) any Subsidiary Guarantor may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or to the Issuer, (2) a Subsidiary Guarantor may consolidate or merge with or into or wind up or convert into an Affiliate for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States or the District of Columbia, (3) a Subsidiary Guarantor may convert into a Person organized or existing under the laws of a jurisdiction in the United States, (4) a Subsidiary Guarantor may liquidate or dissolve or change its legal form if Parent determines in good faith that such action is in the best interests of Parent and is not materially disadvantageous to the Holders of the Notes or (5) a Guarantor may change its name.

Clauses (ii), (iii), (iv) and (v) of Section 5.01(a) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Parent and the Restricted Subsidiaries.

ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01.Events of Default.
(a)An “Event of Default” occurs if:
(i)there is a default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on any Note;
(ii)there is a default for 30 days or more in the payment when due of interest on or with respect to any Note;
(iii)there is a failure by the Issuer or any Guarantor to comply with Section 5.01;
(iv)there is a failure by Parent or any Restricted Subsidiary for 60 days after receipt of written notice specifying the default given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (i), (ii) and (iii) above) contained in this Indenture or the Notes;
(v)there is a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Parent or any of its Restricted Subsidiaries or the payment of which is guaranteed by Parent or any of its Restricted Subsidiaries, other than Indebtedness owed to Parent or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of any Note, if both:

(A)such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B)the principal amount of such Indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(vi)there is a failure by Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $50.0 million (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final and non-

appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(vii)Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)commences a voluntary case;

(B)consents to the entry of an order for relief against it in an involuntary case;

(C)consents to the appointment of a custodian of it or for all or substantially all of its property; or

(D)makes a general assignment for the benefit of its creditors;

(viii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)is for relief against Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary, in a proceeding in which Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary, or for all or substantially all of the property of Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary; or

(C)orders the liquidation of Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary;

and, in each case, the order or decree remains unstayed an in effect for 60 consecutive days;

(ix)the Guarantee of Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of Parent or any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or
(x)so long as the Security Documents have not otherwise been terminated in accordance with their terms or the Notes Collateral as a whole of the Issuer or any Guarantor has not otherwise been released from the Lien of the Security Documents in accordance with the terms thereof, (a) the Liens with respect to a material portion of the Notes Collateral cease to be valid or enforceable, (b) default by the Issuer or any such Guarantor for 60 days after written notice given by the Trustee or Holders of at least 30% in aggregate principal amount of the then outstanding Notes in the performance of any covenant under the Security Documents which adversely affects the enforceability, validity, perfection or priority of the

Lien on the Notes Collateral securing the Obligations under this Indenture and the Notes or which adversely affects the condition or value of the Notes Collateral, in each case, taken as a whole, in any material respect, (c) repudiation or disaffirmation by the Issuer or any Guarantor, or any Person acting on behalf of Parent, of any of its material obligations under the Security Documents or (d) the determination in a judicial proceeding that all or any material portion of the Security Documents, taken as a whole, are unenforceable or invalid, for any reason, against the Issuer or any Guarantor with respect to any material portion of the Notes Collateral.
(b)In the event of any Event of Default specified in clause (a)(v) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:
(i)the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
(ii)holdersHolders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(iii)the default that is the basis for such Event of Default has been cured.
Section 6.02.Acceleration. If any Event of Default (other than an Event of Default specified in clause (a)(vii) or (viii) of Section 6.01 hereof with respect to Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes by notice to Parent and the Paying Agent (and if given by the Holders, with a copy to the Trustee) may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest shall be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (a)(vii) or (viii) of Section 6.01 hereof with respect to the Parent or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent), would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders rescind and cancel an acceleration and its consequences:

(i)if the rescission would not conflict with any judgment or decree;
(ii)if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;
(iii)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
(iv)if the Issuer or Parent has paid the Trustee and the Paying Agent hereunder its reasonable compensation and reimbursed the Trustee and the Paying Agent for its expenses, disbursements and advances.
Section 6.03.Other Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent permitted by law, all available remedies are cumulative.

Section 6.04.Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of not less than a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on the behalf of all Holders waive an existing Default or Event of Default and its consequences except (a) a continuing Default or Event of Default in the payment of the principal of or interest on a Note, (b) a continuing Default or Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and Parent, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
Section 6.05.Control by Majority. The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Section 6.06.Limitation on Suits.
(a)Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
(i)such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(ii)the Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee, in writing, to pursue the remedy;
(iii)such Holder has offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(iv)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(v)Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.
(b)A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07.Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08.Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or (ii) occurs and is continuing with respect to Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Guarantors on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Notes) and the amounts provided for in Section 7.06.
Section 6.09.Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)), the agents hereunder and the Holders of Notes then outstanding allowed in any judicial proceedings relative to the Issuer or the Guarantors, itstheir creditors or itstheir property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian of the Notes in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.
Section 6.10.Priorities. Subject to the Security Documents, if the Trustee collects any money or property pursuant to this Article Six or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture, it shall pay out the money or property shall be paid out in the following order:

FIRST: to the Trustee (including any predecessor trustee), the Paying Agent and the Registrar for amounts due under Section 7.06;

SECOND: to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall send to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

Section 6.11.Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

Section 6.12.Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7

TRUSTEE
Section 7.01.Duties of Trustee.
(a)If an Event of Default has occurred and is continuing (which has not been waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
(ii)in the absence of bad faithgross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
(c)The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(i)this Section 7.01(c) does not limit the effect of Sections 7.01(b) and 7.01(i);
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b), (c) and (i).
(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
(h)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
(i)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
Section 7.02.Rights of Trustee.
(a)The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate and/or Opinion of Counsel.
(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute gross negligence or willful misconduct.
(e)The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.
(g)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
(j)Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
(k)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(m)The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(n)The Trustee shall have no liability for interest on, or have any responsibility to invest, any monies received by it pursuant to any of the provisions of this Indenture or the Notes.
(o)Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in, if applicable, its capacities as Registrar, Collateral Agent, Transfer Agent, Authenticating Agent and Paying Agent, (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Registrar, the Collateral Agent, the Transfer Agent, Authenticating Agent and the Paying Agent, and (iii) the obligations of the Trustee, the Registrar, the Transfer Agent, the Paying Agent, Authenticating Agent and the Collateral Agent under this Indenture shall be several and not joint.
(p)The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, epidemics, pandemics, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility). In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
(q)The permissive rights of the Trustee enumerated herein shall not be construed as duties.
Section 7.03.Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee; provided that, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign as Trustee. Any Paying Agent or Registrar may do the same with like rights.

Section 7.04.Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee, the Notes or any Security Document, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication, but then only to the extent that the Trustee executed the certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee shall have received written notice thereof in accordance with Section 13.01 hereof from the Issuer, any Guarantor, the Paying Agent or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, covenant or agreement of any Person, other than the Trustee, made in this Indenture.

No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.

Section 7.05.Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, has received notice of such Default, the Trustee shall send to each Holder notice of the Default within the later of 90 days after it occurs or 30 days after it is actually knownnotice of such Default has been delivered to a Trust Officer or written notice of it is received byof the Trustee, or promptly after discovery or obtaining notice if such discovery is made or notice is received 90 days after the Default occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06.Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such disbursements, advances or expenses as may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction. Such expenses shall include the compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of this trust and the performance of its duties under this Indenture and the Security Documents, including the costs and expenses of enforcing this Indenture, any Guarantee or any Security Document against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes, the termination of this Indenture or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of their indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence as determined by a court of competent jurisdiction.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes pursuant to Article Eight hereof or otherwise.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or otherwise or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or (viii) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity against such risk or liability is not assured to its satisfaction.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07.Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing, and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
(i)the Trustee is adjudged bankrupt or insolvent, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(ii)a receiver or other public officer takes charge of the Trustee or its property; or
(iii)the Trustee otherwise becomes incapable of acting.
(c)If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall reasonably promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor

Trustee shall send a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.
(e)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
(f)Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
Section 7.08.Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that a certificate of the Trustee shall have anywhere in the Notes or in this Indenture.

Section 7.09.Tax Payment and Tax Withholding Obligations. In order to comply with applicable tax laws, rules and regulations if a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to “Applicable Law” related to this Indenture, the Issuer agrees, upon written request by the Trustee or the Paying Agent, to provide to the Trustee and the Paying Agent such requested information that the Issuer has in its possession about such parties and/or transactions (including any modification to the terms of such transactions) so they can determine whether they have any tax related obligations under Applicable Law.
ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE
Section 8.01.Discharge of Liability on Notes; Defeasance. This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Notes when either:

(a)(i) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from trust, have been delivered to the Paying Agent for cancellation; or (ii) all Notes not theretofore delivered to the Paying Agent for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and the Paying Agent for the giving of notice of redemption by the Paying Agent in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee (or such other entity directed, designated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for this purpose), for the benefit of the Holders, cash in euros, European Government Obligations denominated in euro or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Paying Agent for cancellation for principal, premium, if any, and accrued interest to, but not including, the date of maturity or redemption together with irrevocable instructions from the Issuer to the Trustee (or such other entity directed, designated or appointed by Parent and reasonably acceptable to the Trustee, acting for the Trustee for this purpose) and the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be;

(b)the Issuer and/or the Guarantors have paid or caused to be paid all sums payable by them under this Indenture; and

(c)the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge have been complied with.

Subject to Section 8.02, the Issuer may, at its option and at any time, elect to discharge (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11 and 4.12 and the operation of Section 5.01 and Sections 6.01(a)(iii), 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii) (with respect to Significant Subsidiaries of Parent and any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent) would constitute a Significant Subsidiary only), 6.01(a)(viii) (with respect to Significant Subsidiaries of Parent and any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent) would constitute a Significant Subsidiary only) and 6.01(a)(ix) (“covenant defeasance option”) with respect to the outstanding Notes. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option or their covenant defeasance option, the obligations of each Guarantor under its Guarantee of the Notes shall be terminated simultaneously with the termination of such obligations so long as no Notes are then outstanding.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.01(a)(iii), 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii) (with respect to Significant Subsidiaries of Parent and any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent) would constitute a Significant Subsidiary only), 6.01(a)(viii) (with respect to Significant Subsidiaries of Parent and any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Parent) would constitute a Significant Subsidiary only), 6.01(a)(ix) or because of the failure of the Issuer to comply with subclause (a)(iv) of Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee and the Paying Agent shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

Notwithstanding Section 8.01(a) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.06, 7.07 and in this Article Eight shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.

Section 8.02.Conditions to Defeasance.
(a)The Issuer may exercise its legal defeasance option or its covenant defeasance option, in each case, with respect to the Notes only if:
(i)the Issuer irrevocably deposits with the Trustee (or such other entity directed, designated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for this purpose), for the benefit of the Holders, cash in euros, European Government Obligations denominated in euro, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes (provided that if such redemption is made as provided under paragraph 5 of the Note, (x) the amount of cash in euros, European Government Obligations denominated in euro, or a combination thereof, that the Issuer must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the Issuer must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date) and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;
(ii)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv)no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
(v)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(vi)the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and
(vii)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, an Opinion of Counsel required by Section 8.02(a)(ii) with respect to legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Paying Agent for cancellation (x) have become due and payable or (y) will become due and payable at their stated maturity within one year under arrangements satisfactory to the Trustee and the Paying Agent for the giving of notice of redemption by the Paying Agent in the name, and at the expense, of the Issuer.

(b)Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee and the Paying Agent for the redemption of such Notes at a future date in accordance with Article Three.
Section 8.03.Application of Trust Money. The Trustee (or such other entity directed, designated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for this purpose) shall hold for the benefit of the Holders money or European Government Obligations (including proceeds thereof) deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from European Government Obligations through each Paying

Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

Section 8.04.Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon written request any money or European Government Obligations denominated in euro held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if European Government Obligations denominated in euro have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article Eight.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05.Indemnity for European Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited European Government Obligations or the principal and interest received on such European Government Obligations.
Section 8.06.Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or European Government Obligations denominated in euro in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any Paying Agent is permitted to apply all such money or European Government Obligations denominated in euro in accordance with this Article Eight; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or European Government Obligations denominated in euro held by the Trustee or any Paying Agent.
ARTICLE 9

AMENDMENTS AND WAIVERS
Section 9.01.Without Consent of the Holders. The Issuer, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), the Trustee and the Collateral Agent may amend or supplement this Indenture, any Guarantee, the Notes, any intercreditor agreement and the Security Documents without the consent of any Holder:
(i)to cure any ambiguity, omission, mistake, defect or inconsistency as certified by Parent;
(ii)to provide for uncertificated Notes of such series in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);
(iii)to comply with the covenant relating to mergers, consolidations and sales of assets;
(iv)to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in a transaction that complies with this Indenture;
(v)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(vi)to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;
(vii)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, Paying Agent, Registrar or Authenticating Agent hereunder pursuant to the requirements hereof;
(viii)to add a Guarantor under this Indenture or to release a Guarantor in accordance with the terms of this Indenture and to provide for any local law restrictions required by the jurisdiction of organization of such Guarantor;
(ix)to conform the text of this Indenture, the Guarantees, the Notes or the Security Documents to any provision of the Offering Memorandum under the caption “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes or the Security Documents as certified by Parent;
(x)to provide for the issuance of Additional Notes permitted to be incurred under this Indenture;
(xi)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance of the Notes and administration of this Indenture; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(xii)to add additional assets as Notes Collateral;
(xiii)to make, complete or confirm any grant of Notes Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Notes Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;
(xiv)to add any Permitted Additional Notes Priority Debt to the Security Documents to the extent permitted by this Indenture; or
(xv)to amend any intercreditor agreement in any way which does not violate this Indenture and which does not materially and adversely affect the Holders.
Section 9.02.With Consent of the Holders. Notwithstanding Section 9.01 of this Indenture and subject to Section 9.06, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Guarantees, the Security Documents and any intercreditor agreement with the written consent of the Holders of at least a majority in principal amount of Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07, any past or existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, Notes, the Guarantees the Security Documents or any intercreditor agreement may be waived with the consent of the Holders of a majority of the then outstanding aggregate principal amount of Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, any applicable series of Notes). Section 2.09 and Section 13.04 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02. However, without the consent of each Holder of an outstanding series of Notes affected, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(i)reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;
(ii)reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Sections 4.06 and 4.08);
(iii)reduce the rate of or change the time for payment of interest on any Note;
(iv)waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;
(v)make any Note payable in money other than that stated in such Note;
(vi)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;
(vii)make any change to this Section 9.02;
(viii)impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(ix)make any change to or modify the ranking of Notes that would materially adversely affect the Holders; or
(x)except as expressly permitted by this Indenture, modify the Guarantees in any manner materially adverse to the Holders.

In addition, without the consent of the Holders of Notes of at least 66 2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may release all or substantially all of the Notes Collateral other than in accordance with this Indenture and the Security Documents. It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03.Revocation and Effect of Consents and Waivers.
(a)A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives written notice of revocation delivered in accordance with Section 13.01 before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder of Notes of such series. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.
(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were

Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.04.Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder to deliver it to the Trustee. The Trustee (or the Registrar, at the direction of the Trustee) at the direction of the Issuer may place a notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee or the Authenticating Agent shall authenticate a new Note that reflects the changed terms. Failure to make a notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.
Section 9.05.Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement, or waiver, the Trustee shall receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.02, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, an Officer’s Certificate and an Opinion of Counsel shall not be required in connection with the addition of any Guarantor under this Indenture on the Issue Date upon execution and delivery by such Guarantor and the Trustee of a Supplemental Indenture in the form of Exhibit C to this Indenture.
Section 9.06.Additional Voting Terms; Calculation of Principal Amount. Except as otherwise set forth herein, all Notes issued under this Indenture shall vote and consent separately on all matters as to which any of such Notes may vote. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article Nine and Section 2.14.
Section 9.07.Payments for Consents. Neither Parent nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
ARTICLE 10

GUARANTEES
Section 10.01.Guarantees.
(a)Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a secured basis, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on, if any, the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes, on the terms set forth in this Indenture by executing this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article Ten notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.
(c)Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(d)Except as expressly set forth in Sections 8.01(b), 10.02, 10.03 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.
(e)Subject to Section 10.02 and 10.03 hereof, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.
(f)In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee (or its designee) an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.
(g)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.
(h)Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.02.Limitation on Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform

Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03.Releases.
(a)A Guarantee by any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:
(i)(a) any sale, exchange, disposition or transfer (including through consolidation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Subsidiary of Parent, or (y) all or substantially all the assets of such Subsidiary Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with Section 4.06(a)(i) and (ii) or otherwise in compliance with this Indenture; (b) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Notes pursuant to Section 4.11, the release, discharge or termination of the guarantee by such Subsidiary Guarantor of the guarantee of other Indebtedness which resulted in the creation of such Guarantees, except a release, discharge or termination by or as a result of payment under such guarantee of such other Indebtedness; (c) the permitted designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provision set forth under Section 4.04 and the definition of “Unrestricted Subsidiary”; (d) the consolidation or merger of any Subsidiary Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such consolidation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or (e) the Issuer exercising its legal defeasance option or covenant defeasance option as described under Article Eight or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and
(ii)If the Issuer requests the Trustee to acknowledge such release, the Issuer delivering to the Trustee an Officer’s Certificate of such Subsidiary Guarantor, Parent or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
Section 10.04.Successors and Assigns. This Article Ten shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 10.05.No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.
Section 10.06.Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.07.Execution of Supplemental Indenture for Future Guarantors. Each Restricted Subsidiary which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article Ten and shall guarantee the Guaranteed Obligations and execute such supplements or documents to join the Security Documents. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms. Notwithstanding the foregoing, an Officer’s Certificate and an Opinion of Counsel shall not be required in connection with the addition of any Guarantor under this Indenture on the Issue Date upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture in the Form of Exhibit C to this Indenture. For the avoidance of doubt, the execution of any supplemental indenture pursuant to this Section 10.07 is conditional upon the Trustee, the Paying Agent and the Registrar having completed any required KYC procedures in accordance with prevailing regulations.
Section 10.08.Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.
Section 10.09.Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
ARTICLE 11

PAYING AGENT AND REGISTRAR
Section 11.01.Payment.
(a)In order to provide for all payments due on the Notes as the same shall become due, the Issuer shall cause to be paid to the Paying Agent, no later than 10:00 a.m. London time on the due date (or such other time as the Issuer and the Paying Agent may mutually agree from time to time) for the payment of principal of, premium and Additional Amounts, if any, or interest on any Note, at such bank as the Paying Agent shall previously have notified to the Issuer, immediately available funds sufficient to meet all payment obligations due on such Notes. The Issuer shall confirm to the Paying Agent two business days prior to the due date via SWIFT, fax or email the amount to be paid on the due date.
(b)The Issuer hereby authorizes and directs the Paying Agent, from the amounts paid to it pursuant to Section 11.01(a) above, to make or cause to be made all payments on the Notes in accordance with this Indenture. Such payments shall be made to the Holder or Holders of Notes in accordance with the terms of the Notes, the provisions contained in this Article Eleven, and the procedures of the Common Depositary. All interest payments in respect of the Notes will be made by the Paying Agent on the relevant interest payment date (as set forth in the Notes) to the Holders in whose names the Notes are registered at the close of business (in London) on the record date specified in the Notes next preceding the interest payment date or such other date as is provided in the Notes. So long as the Notes are represented by one or more global certificates and registered in the name of a nominee of the Common Depositary, all interest payments on the Notes shall be made by the Paying Agent by wire transfer of immediately available funds to such Holder.
(c)The Paying Agent, to the extent sufficient funds are available to it, will pay the principal of, premium and Additional Amounts, if any, on the Notes on the stated maturity date or on the redemption date, as the case may be, together with accrued and unpaid interest due at the stated maturity date or on such redemption date, if any, upon presentation and surrender of such Note on or after the stated maturity date or redemption date thereof to the Paying Agent, or as specified in the Notes.
(d)If for any reason the amounts received by the Paying Agent are insufficient to satisfy all claims in respect of all payments then due on the Notes, the Paying Agent shall forthwith notify the Issuer, and the Paying Agent shall not be obliged to pay any such claims until the Paying Agent has received the full amount of the monies then due and payable in respect of such Notes. If, however, the Paying Agent in its sole discretion shall make payment on the Notes on the stated maturity date or on the redemption date, as the case may be, or payments of interest or such other payments when otherwise due on the assumption that the corresponding payment by the Issuer has been or shall be made (it being understood that the Paying Agent shall have no obligation whatsoever to make any such payment) and the amount which should have been received by the Paying Agent is not received on such date, then the Issuer agrees forthwith on demand to reimburse, or cause the reimbursement of, the Paying Agent for the amount which should have been paid by the Issuer in order for the Paying Agent to make such payment, and pay interest thereon from the day following the date when the amount unpaid should have been received under this Indenture to the date when such amount is actually received (inclusive) at a rate equal to the cost of the Paying Agent of funding such amount, as certified by the Paying Agent and expressed as a rate per annum.
(e)The Paying Agent hereby agrees that:
(i)it will hold all sums held by it as Paying Agent for the payment of principal of, premium and Additional Amounts, if any, or interest on the Notes for the benefit of the Holders of the Notes entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums shall be paid out to such Holders or otherwise as provided in Section 11.02(f) below and in this Indenture;
(ii)it will promptly give the Trustee notice of an Issuer default in the payment of principal of, premium and Additional Amounts, if any, or interest on the Notes; and
(iii)at any time after an Event of Default in respect of the Notes shall have occurred, the Paying Agent shall, if so required by notice in writing given by the Trustee to the Paying Agent: (y) thereafter, until otherwise instructed by the Trustee, act as an agent of the Trustee under the terms of this Indenture; and/or (z) deliver all Notes and all sums, documents and records held by the Paying Agent in respect of the Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any document or record which the Paying Agent is obliged not to release by any applicable law or regulation.
(f)Notwithstanding the foregoing:
(i)if any Note is presented or surrendered for payment to the Paying Agent and the Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, the Paying Agent shall as soon as is reasonably practicable notify the Issuer in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid; and
(ii)the Paying Agent shall cancel each Note against surrender of which it has made full payment and shall deliver each Note so cancelled by it to the Trustee.
(g)In no event, shall the Paying Agent be obliged to make any payments hereunder if it has not received the full amount of any payment.

Section 11.02.Indemnity.
(a)The Issuer and the Guarantors, jointly and severally, shall:
(i)reimburse the Paying Agent and the Registrar upon its request for all reasonable expenses, disbursements and advances incurred or made by the Paying Agent and the Registrar in accordance with any provision of this Indenture (including the reasonable compensation, expenses and disbursements of their agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to the Paying Agent’s or the Registrar’s own willful misconduct or gross negligence as determined by a court of competent jurisdiction; and
(ii)indemnify the Paying Agent and the Registrar for, and to hold the Paying Agent and the Registrar harmless against, any and all loss, damage, claims, liability or expense, including reasonable fees of counsel and including taxes (other than taxes based upon, measured by or determined by the income of the Paying Agent or the Registrar), incurred by them in connection with this Indenture or in respect of the Issuer’s issue of the Notes, including the costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Holder or any Guarantor) or liability in connection with the exercise or performance of any of their powers or duties hereunder, or in connection with enforcing the provisions of this Article OneEleven, except to the extent that such loss, damage, claim, liability or expense is due to the Paying Agent’s or the Registrar’s own willful misconduct or gross negligence as determined by a court of competent jurisdiction.
(b)The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the Notes, the termination for any reason of this Indenture, and the resignation or removal of the Paying Agent or the Registrar.
Section 11.03.General.
(a)In acting under this Article Eleven, the Paying Agent and the Registrar shall not (a) be under any fiduciary duty towards any person, (b) be responsible for or liable in respect of the authorization, validity or legality of any Note amount paid by it hereunder (except to the extent that any such liability is determined by a court of competent jurisdiction to have resulted from the Paying Agent's or the Registrar’s own willful misconduct or gross negligence), (c) be under any obligation towards any person other than the Trustee and the Issuer or (d) assume any relationship of agency or trust for or with any Holder.
(b)The Paying Agent and the Registrar shall be entitled to treat the registered Holder of any Note as the absolute owner of such Note for all purposes and make payments thereon accordingly.
(c)The Paying Agent and the Registrar may exercise any of their rights or duties hereunder by or through agents or attorneys, and shall not be responsible for any misconduct thereof, provided such agent or attorney has been appointed with due care.
(d)The Paying Agent shall not exercise any lien, right of set-off or similar claim against any Holder of a Note in respect of moneys payable by it under this Article Eleven; however, should the Paying Agent elect to make a payment pursuant to Section 11.01(d), it shall be entitled to appropriate for its own account out of the funds received by it under Section 11.02 an amount equal to the amount so paid by it.
(e)The Paying Agent and the Registrar may (at the reasonable and documented expense of the Issuer) consult, on any matter concerning their duties hereunder, any legal adviser or other expert selected by them with due care and, with respect to the selection of other experts, in consultation with the Issuer, and the Paying Agent and the Registrar shall not be liable in respect of anything done, or omitted to be done in good faith in accordance with that adviser'’s opinion. At any time, the Paying Agent and the Registrar may apply to any duly authorized representative of the Issuer for a written instruction, and shall not be liable for an action lawfully taken or omitted to be taken in accordance with such instruction.

(f)The Paying Agent and the Registrar may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.
(g)The Paying Agent and the Registrar shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Paying Agent and the Registrar, in their discretion, may make such further inquiry or investigation into such facts or matters as they may see fit, and, if the Paying Agent or the Registrar shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(h)The Paying Agent and the Registrar shall be obliged to perform only such duties as are specifically set forth herein and in the Notes, and no implied duties or obligations shall be read into this Article Eleven or the Notes against the Paying Agent or the Registrar.
(i)The Paying Agent shall not be liable to account to the Issuer for any interest or other amounts in respect of funds received by it from the Issuer. Money held by the Paying Agent need not be segregated except as required by law.
(j)No section of this Article Eleven or the Notes shall require the Paying Agent or the Registrar to risk or expend their own funds, or to take any action which in their reasonable judgment would result in any expense or liability accruing to them.
(k)In no event will the Paying Agent or the Registrar be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of or caused by, directly or indirectly, forces beyond their reasonable control, including, without limitation, strikes, epidemics, pandemics, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, severe loss or severe malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent and the Registrar will use best reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(l)The Paying Agent and the Registrar shall have no duty to inquire as to the performance of the covenants of the Issuer, nor shall they be charged with knowledge of any Default or Event of Default under this Indenture.
(m)Notwithstanding any section of this Article Eleven to the contrary, the Paying Agent and the Registrar will not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Paying Agent or the Registrar have been advised of the likelihood of such loss or damage and regardless of the form of action.
(n)The Paying Agent and the Registrar, their officers, directors, employees and shareholders may become the owners of, or acquire any interest in, the Notes, with the same rights that they would have if they were not the Paying Agent or the Registrar, and may engage or be interested in any financial or other transaction with the Issuer as freely as if they were not the Paying Agent or the Registrar.
(o)The Paying Agent and the Registrar shall retain the right not to act and shall not be held liable for refusing to act unless they have received clear instructions from the Issuer that comply with the terms of this Indenture; provided that in the event that the Paying Agent or the Registrar shall exercise their right not to act pursuant to this sub-clause (o), the Paying Agent or the Registrar (as applicable) shall promptly notify the Issuer and the Trustee and seek additional instructions that comply with the terms of this Indenture.

(p)The Paying Agent and the Registrar may request that the Issuer provide them with the names, specimen signatures and direct dial phone numbers of their authorized persons.
Section 11.04.Change of Paying Agent or Registrar.
(a)Any time, other than on a day during the forty-five (45) day period preceding any payment date for the Notes, the Paying Agent or the Registrar may resign by giving at least forty-five (45) days'’ prior written notice to the Issuer; and the Paying Agent's or the Registrar’s agency shall be terminated and their duties shall cease upon expiration of such forty-five (45) days or such lesser period of time as shall be mutually agreeable to the Paying Agent or the Registrar (as applicable) and the Issuer. At any time, following at least forty-five (45) days' prior written notice (or such lesser period of time as shall be mutually agreeable to the Paying Agent or the Registrar (as applicable) and the Issuer) from the Issuer, the Paying Agent and the Registrar may be removed from their agency. Such removal shall become effective upon the expiration of the forty-five (45) day or agreed lesser time period (provided that any such removal shall be immediate in case the Paying Agent or the Registrar shall be adjudicated bankrupt or insolvent), and upon payment to the Paying Agent and the Registrar of all amounts payable to them in connection with their agency. In such event, following payment in full of their outstanding fees and expenses, the outgoing Paying Agent shall deliver to the Issuer, or to the Issuer’s designated representative, all Notes (if any) and cash (if any) belonging to the Issuer and, at the Issuer’s reasonable expense, shall furnish to the Issuer, or to the Issuer’s designated representative, such information regarding the status of the Issuer’s outstanding Notes reasonably requested by the Issuer.
(b)Any Person into which a Paying Agent or the Registrar may be merged or consolidated or any Person resulting from any merger or consolidation to which such Paying Agent or Registrar is a party or any Person to which such Paying Agent or Registrar shall sell or otherwise transfer all or substantially all of its corporate trust or agency assets shall on the date on which such merger, consolidation or transfer becomes effective, become the successor to such Paying Agent or Registrar under this Article Eleven without the execution or filing of any paper or any further act on the part of the parties hereto.
Section 11.05.Compensation, Fees and Expenses. The Issuer and the Guarantors, jointly and severally, shall pay to the Paying Agent and the Registrar the compensation, fees and expenses in respect of the Paying Agent's and the Registrar’s services as separately agreed in writing with the Paying Agent and the Registrar.
ARTICLE 12

COLLATERAL AND SECURITY
Section 12.01.Security Interest; Additional Collateral.
(a)The due and punctual payment of the principal of, premium (if any) and interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any) and interest, if any, on the Notes and performance of all other Obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture (including, without limitation, the Guarantees), the Notes, any intercreditor agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided herein and in the Security Documents. The Trustee, the Issuer and the Guarantors hereby acknowledge and agree that the Collateral Agent holds the Notes Collateral in trust for the benefit of the Holders and the Trustee and pursuant to the terms of the Security Documents and any intercreditor agreement.

Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Notes Collateral and the entry into intercreditor agreements) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into and perform its obligations under the Security Documents and any intercreditor agreement and to perform its obligations and exercise its rights thereunder in accordance with the provisions thereof. Each of the Issuer and the Guarantors consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith.

(b)The Issuer will deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, will make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and will do or cause to be done all such acts and things as may be necessary or required by the provisions of the Security Documents, to assure and confirm to the Collateral Agent the perfected security interest in the Notes Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Issuer will take, and will cause the Guarantors and the Parent’s Subsidiaries to take, any and all actions required by applicable law and reasonably required by the Trustee and/or the Collateral Agent to cause the Security Documents to create and maintain, as security for the Obligations, a valid and enforceable perfected Lien in and on all the Notes Collateral in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and holders of Permitted Additional Notes Priority Debt, to the extent required by, and with the Lien priority required under, the Security Documents.
(c)None of the Issuer or any Guarantors shall take or omit to take any action that would materially adversely affect or impair the Liens in favor of the Collateral Agent for the benefit of the Trustee and the Holders with respect to the Notes Collateral, except as permitted under this Indenture, the Notes or the Security Documents. None of the Issuer or any Guarantors shall enter into any agreement that requires the proceeds received from any sale of Notes Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Guarantees and the Security Documents.
(d)Promptly upon the acquisition by the Issuer or any Guarantor of assets that constitute Notes Collateral pursuant to the Security Documents (“After-Acquired Property”), (i) the Issuer or such Guarantor and the Collateral Agent shall enter into such amendments or supplements to the Security Documents, or security agreements, pledge agreements or other documents, in each case as necessary to perfect the Lien with respect to such After-Acquired Property as required by the Security Documents; and (ii) the Issuer shall also deliver to the Collateral Agent the evidence of payment of all filing fees, recording and registration charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the After-Acquired Property to the Lien of any applicable Security Document and perfect such Lien.
(e)The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions hereof and thereof.
Section 12.02.Duties of Collateral Agent and Trustee.
(a)DBTCA is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto. The Collateral Agent shall have all the rights, immunities, indemnities, privileges, benefits and protections provided in the Security Documents and, additionally, shall have all the rights, immunities, indemnities, privileges, benefits and protections provided to the “Trustee” under Article Seven to the same extent as if such rights, immunities, indemnities, privileges, benefits and protections referred to the Collateral Agent.
(b)Except as provided in the Security Documents or any intercreditor agreement, the Collateral Agent will not be obligated to take any action which is discretionary in nature. In addition, the Collateral Agent and the Trustee will not be responsible for or have any duty to ascertain or inquire into any statement, warranty or representation made or in connection with any Security Document or any secured instrument, the contents of any certificate, report or other document delivered pursuant to this Indenture or thereunder or in connection herewith or therewith, the occurrence of any default, the validity, enforceability, effectiveness or genuineness of the Security Documents, any intercreditor agreement, or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, the value or the sufficiency of any Notes Collateral for any Obligations, or the satisfaction of any condition set forth in any Security Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent or the Trustee. Neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Notes Collateral.
(c)The Issuer and the Holders each acknowledge that the Trustee may, but is not required to, act as Collateral Agent under any of the Security Documents.
Section 12.03.Release of Liens on Notes Collateral. The Collateral Agent’s Liens on the Notes Collateral on behalf of the Holders of the Notes will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture or the Security Documents, and the right of Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Agent’s Liens on the Notes Collateral will terminate and be discharged:
(i)upon satisfaction and discharge of this Indenture as set forth under Article Eight hereof;
(ii)upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article Eight hereof;
(iii)upon payment in full and discharge of all Notes outstanding under this Indenture and of all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;
(iv)in part with respect to any Notes Collateral upon any sale or other disposition of such Notes Collateral in a transaction permitted by this Indenture to a Person that is not the Issuer or a Guarantor; or
(v)in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Section 9.02 hereof.
Section 12.04.Intercreditor Agreements. The relative rights in the Notes Collateral among the Holders of the Notes and holders of Permitted Additional Notes Priority Debt and the holders of any future obligations that are secured by Liens that rank junior in priority to the Liens securing the Notes will be governed by a future intercreditor agreement and in the event of a conflict between this Indenture and any intercreditor agreement, such intercreditor agreement will govern. By its acceptance of the Notes, each Holder shall be deemed to consent to the terms of and authorize and direct the Trustee and the Collateral Agent, as applicable, to enter into and perform its obligations under any intercreditor agreement contemplated by this Indenture.
Section 12.05.Creation and Perfection of Certain Security Interests After the Issue Date. The Issuer and the Guarantors agree to use their respective commercially reasonable efforts to create and perfect on the Issue Date the security interests in the Notes Collateral in favor of the Collateral Agent for the benefit of the Holders of the Notes, but to the extent any such security interest is not created or perfected by such date, the Issuer and the Guarantors hereby agree to use their respective commercially reasonable efforts to do or cause to be done all acts and things that would be required, including obtaining any required consents from third parties, to have all security interests in the Notes Collateral duly created and enforceable and perfected, to the extent required by the Security Documents, promptly following the Issue Date, but in no event later than 90 days thereafter. Failure to obtain such consents and create and perfect a security interest in such Collateral within such period constitutes an Event of Default to the extent provided under clause (a)(x) under Section 6.01. For avoidance of doubt, references in this paragraph to Collateral do not include Excluded Assets. Neither the Trustee nor the Collateral Agent on behalf of the Holders of the Notes has any duty or responsibility to see to or monitor the performance of the Issuer and the Guarantors with regard to these matters.

Section 12.06.Further Assurances. The Issuer and the Guarantors will do or cause to be done all acts and things that may be required under applicable law or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Trustee and the Holders of Notes, duly created, enforceable and perfected Liens upon the Notes Collateral (including any assets that are acquired or otherwise become, or are required by any Security Document to become, Notes Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Security Documents, and subject to the limitations set forth in the Security Documents.

Upon the reasonable request of the Collateral Agent at any time and from time to time, the Issuer and the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as reasonably required under applicable law or that the Collateral Agent may reasonably request, in each case, to create, perfect or protect the Liens and benefits intended to be conferred, in each case as contemplated by the Security Documents for the benefit of the Holders of Notes, in each case, subject to the limitations set forth in the Security Documents.

Section 12.07.Replacement of Collateral Agent.

The Collateral Agent may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Collateral Agent by notifying the Issuer and the removed Collateral Agent in writing upon 30 days’ notice and may appoint a successor Collateral Agent with, unless there is a Default or an Event of Default, the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Collateral Agent at its election if:

(1)the Collateral Agent is adjudged a bankrupt or insolvent or an order of relief is entered with respect to the Collateral Agent under any Bankruptcy Law;

(2)a receiver or other public officer takes charge of the Collateral Agent or its property; or

(3)the Collateral Agent otherwise becomes incapable of acting.

If the Collateral Agent resigns or is removed, the Issuer shall promptly appoint a successor Collateral Agent. If a Collateral Agent is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Collateral Agent incurred in performing the duties hereunder shall be paid to the Collateral Agent to the extent provided in this Indenture.

If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Issuer. Immediately following such delivery, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture and the Security Documents. A successor Collateral Agent shall mail notice of its succession to each Holder.

Section 12.08.Successor Collateral Agent by Consolidation, Merger, etc.

If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to another entity, the successor entity without any further act shall be the successor Collateral Agent.

Section 12.09.Reinstatement; Powers Exercisable by Receiver or Trustee.
(a)To the extent any Secured Party (as defined in the Pledge Agreement) is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay any amount, including with respect to the Obligations or proceeds of any Notes Collateral, to the estate of an Issuer or any Guarantor (or any trustee, receiver or similar person therefor) because the payment of such amount was subsequently invalidated, set aside, declared to be fraudulent or preferential in any respect or for any other reason, any such amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the Obligations owing to such party shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not been received. Such Secured Party and the Trustee shall be entitled to a reinstatement of the Obligations, the Liens and security interests with respect to all such recovered amounts and shall have all rights, powers and remedies as a Secured Party under this Indenture and the Security Documents which shall continue in full force and effect. In such event, this Indenture shall be automatically reinstated and each of the Issuer and the Guarantors shall take such action as may be reasonably requested by the Trustee to effect such reinstatement.
(b)In case the Notes Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Twelve upon an Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of an Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article Twelve; and if the Trustee shall be in the possession of the Notes Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
Section 12.10.Suits to Protect the Notes Collateral.

Subject to the provisions of Article Seven hereof and the Collateral Documents and the intercreditor agreement (if any), following an Event of Default, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(a)enforce any of the terms of the Security Documents; and

(b)collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the intercreditor agreement (if any), the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Notes Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Notes Collateral. Nothing in this Section 12.10 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

ARTICLE 13

MISCELLANEOUS
Section 13.01.Notices.
(a)Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing, in the English language, and delivered in person, via facsimile, via email, mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the addresses as follows:

if to the Issuer or a Guarantor:

c/o Kronos Worldwide, Inc.
5430 LBJ Freeway, Suite 1700

Dallas, TX 75240
Attention: General Counsel
Telephone: 972-233-1700
Facsimile: 972-448-1445

Email: athomason@valhi.net

With a copy to (which copy shall not constitute notice):

Locke Lord LLP
2200 Ross Avenue, Suite 2800
Texas 75201-6776
Attention: Vicky GunningDavid L. Ruediger, Esq.
Facsimile: 214-756-8638866-955-9107

Email: david.ruediger@locklord.com

if to the Trustee, the Collateral Agent, the Registrar or the Paying Agent:

Deutsche Bank Trust Company Americas
Trust and Agency Services
60 Wall Street1 Columbus Circle, 1617th Floor
Mail Stop: NYC60-1630
01-1710

New York, New York 10005
10019 USA
Attn: Corporates Team, Kronos International Inc, SC8003
Facsimile: (732) 578-4635AA6131

With a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust and Agency Services
100 Plaza One – 8th Floor
Mail Stop: JCY03-0801
Jersey City, NJ 07311-3901
USA
Attn: Corporates Team, Kronos International Inc, SC8003

Facsimile: (732) 578-4635

The Issuer, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(b)Any notice or communication mailed to a Holder shall be delivered electronically or mailed, first class mail (certified or registered, return receipt requested), by overnight air courier guaranteeing next day delivery or emailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.
(c)Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Common Depositary for such Note (or its designee) pursuant to the standing instructions from the Common Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Common Depositary.

Notwithstanding the foregoing, any notices or communications given to the Trustee shall be deemed effective only upon receipt by the Trustee at the corporate trust office as set forth in this Section 13.01.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods believed by it to be genuine by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer or any Holder. The Issuer agrees to assume all risks arising out of interception and misuse by third-parties of such instructions or directions sent by e-mail, facsimile or other similar unsecured electronic methods.

Section 13.02.Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (other than as provided in Sections 9.05 and 10.07), the Issuer or such Guarantor shall furnish to the Trustee:

(a)an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued on the Issue Date.

Section 13.03.Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an officer’s certificate as to matters of fact); and

(d)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.04.When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not any Issuer or any Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
Section 13.05.Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
Section 13.06.Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
Section 13.07.GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE). EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 13.08.No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of Parent or its Subsidiaries shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
Section 13.09.Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 13.10.Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or email (in PDF format or otherwise) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

Section 13.11.Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.
Section 13.12.Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
Section 13.13.Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 13.14.Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics, pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 13.15.USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee, Registrar, Paying Agent and Collateral Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee, Registrar, Paying Agent and Collateral Agent. Accordingly, each of the parties agree to provide to the Trustee, Registrar, Paying Agent and Collateral Agent, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable Trustee, Registrar, Paying Agent and Collateral Agent to comply with Applicable AML Law.
Section 13.16.No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of Parent or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.17.Acknowledgment and Consent to Bail-in of EEAAffected Financial Institutions. Notwithstanding andanything to the exclusion of any other term ofcontrary in this Indenture or in any other agreements, arrangements,agreement, arrangement or understanding between the BRRD Party and the Issuer and the Guarantors, the Issuer and the Guarantorsamong any such parties, each party hereto acknowledges and accepts that a BRRD Liabilityany liability of any Affected Financial Institution arising under this Indenture may be subject to the exercise of Bail-in Powers bywrite-down and conversion powers of the Relevantapplicable Resolution Authority and agrees and consents to, and acknowledges, accepts and agrees to be bound by:

(a)the effectapplication of the exercise of Bail-inany Write-Down and Conversion Powers by the Relevantapplicable Resolution Authority in relation to any BRRD Liability of the BRRD Party to the Issuer or the Guarantors under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicablethe effects of any Bail-In Action on any such liability, including, if applicable:

(i)thea reduction of all,in full or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the Issuer or the Guarantors of such shares, securities or obligations;

(iii)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due including by suspending payment for a temporary period; and

(iv) thein part or cancellation of the BRRD Liability.any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Indenture; or

(b)(iii) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect tosuch liability in connection with the exercise of Bail-in Powers bythe write-down and conversion powers of the Relevantapplicable Resolution Authority.

(c)The terms that follow, when used in this Section 13.17, shall have the meanings indicated:

(i)“Bail-inAffected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

(ii) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(iii) ““Bail-In Legislation” means in relation to a member state of the European Economic Area or the United Kingdom which has implemented, or which at any time implements, the BRRD(a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the relevant implementing law, regulation, rule or requirement asfor such EEA Member Country from time to time that is described in the EU Bail-inIn Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time.

(ii)“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(iii)“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(iv)“BRRD Liability” means a liability, if any, in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.EEA Financial

Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution de-scribed in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

(v)“BRRD Party” means Deutsche Bank Trust Company Americas, solely and exclusively in its role as Registrar under this Indenture. For the avoidance of doubt, Deutsche Bank Trust Company Americas as Paying Agent and any other capacity under this Indenture is not a BRRD Party under this IndentureEEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

(vi) “EEA Resolution Authority” means any public administrative authority or any per-son entrusted with public administrative authority of any EEA Member Country (including any del-egee) having responsibility for the resolution of any EEA Financial Institution.(vii)“EU Bail-inIn Legislation Schedule” means the document described as such, then in effect, andEU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time at http://www.lma.eu.com.

(vii)“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party

(viii) “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

(ix) “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

(x)  “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(xi) “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 13.18.Data Protection.
(a)The Issuer and the Guarantors agree that the Paying Agent and the Registrar may use other DBTCA entities and third parties in connection with their performance of the services and any other obligations under this Indenture and in certain other activities, including, without limitation, audit, accounting, tax, administration, risk management, credit, legal, compliance, operations, sales and marketing, relationship management, information technology, records and data storage, performance measurement, data aggregation and compilation and analysis of Customer Information (collectively, the “Activities”). Notwithstanding anything to the contrary in this Indenture, each DBTCA entity may, in connection with the Activities or for any other purpose permitted under this Indenture, collect, use, store and disclose, within and outside of the European Economic Area (including but not limited to the United States, and European Economic Area), Customer Information to (a) other DBTCA entities; and (b) third party service providers who are required to maintain the confidentiality of such Customer Information. In addition, DBTCA may aggregate Customer Information (other than Personal Data) with other data collected and/or calculated by DBTCA, and DBTCA will own all such aggregated data, provided that DBTCA shall not distribute the aggregated data in a format that identifies the Issuer or Guarantors or any particular individual after such aggregation. The Issuer and the Guarantors represent that they have lawful grounds and DBTCA relies on such representation for DBTCA’s collection, use, storage and disclosure of Customer Information, including Personal Data, as set out in this Section 13.18. The Issuer and the Guarantors consent to the disclosure of Customer Information to affiliates, agents, self-regulatory authorities, governmental, tax, regulatory, law enforcement and other authorities in relevant jurisdictions where DBTCA operates and otherwise as required by law, rule or guideline (including tax reporting regulations) or requested by such authorities.
(b)[reserved].
(c)Any telephone conversation with DBTCA may be recorded by DBTCA and DBTCA may retain any such recording in accordance with its internal policies from time to time.
(d)In this Section 13.18, “DBTCA” and “DBTCA entity” means Deutsche Bank Trust Company Americas and/or each of its affiliates/subsidiaries (including each of their respective branches and representative offices individually and/or collectively), acting either as the contracting entity under this Indenture or as service provider or intermediary to the Paying Agent and the Registrar, or otherwise in a relationship with the Issuer and the Guarantors; and “Customer Information” means data regarding the Issuer and the Guarantors and the Issuer’s and the Guarantors’ affiliates and subsidiaries, including Personal Data; “Personal Data” means personal data of employees and representatives of the Issuer and the Guarantors and the Issuer’s and the Guarantors’ affiliates and subsidiaries. This Section 13.18 shall survive termination of this Indenture.

[Signature Pages Intentionally Omitted]